                                                                     Exhibit 2.1

                           STOCK PURCHASE AGREEMENT

                                 by and among

                             Nestle Holdings, Inc.

                                 as "Seller",


                              NOTG Holdings, Inc.

                               as the "Company",


                     Silverado Partners Acquisition Corp.

                                  as "Buyer"


                                      and


                              TPG Partners, L.P.

                                   as "TPG"


                           Dated:  November 17, 1995

                               TABLE OF CONTENTS
                               -----------------


                                                                        Page
                                                                        ----

ARTICLE I.     DEFINITIONS.............................................    1

       1.1     Defined Terms...........................................    1
       1.2     Knowledge...............................................    4
       1.3     Other Defined Terms.....................................    4

ARTICLE II.    PURCHASE AND SALE OF STOCK..............................    6

       2.1     Transfer of Stock.......................................    6
       2.2     Consideration for Stock.................................    6
       2.3     Net Working Capital Adjustment..........................    7

ARTICLE III.   CLOSING.................................................    8

       3.1     Closing.................................................    8
       3.2     Documents to be Delivered...............................    8
       3.3     Tax Elections...........................................    9

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF SELLER AND
               THE COMPANY.............................................   10

       4.1     Organization............................................   10
       4.2     Authorization...........................................   10
       4.3     Capitalization..........................................   10
       4.4     Subsidiaries............................................   11
       4.5     Absence of Certain Changes or Events....................   11
       4.6     Assets..................................................   13
       4.7     Real Property...........................................   13
       4.8     Condition of the Improvements...........................   14
       4.9     Contracts and Commitments...............................   14
       4.10    No Conflict or Violation................................   15
       4.11    Consents and Approvals..................................   16
       4.12    Financial Statements....................................   16
       4.13    Absence of Undisclosed Liability........................   16
       4.14    Litigation..............................................   16
       4.15    Labor Matters...........................................   16
       4.16    Compliance with Law.....................................   17
       4.17    No Brokers..............................................   17
       4.18    No Other Agreements to Sell the Assets or the Company...   17
       4.19    Proprietary Rights......................................   17
       4.20    Employee Benefit Plans..................................   18


                                                                        Page
                                                                        ----

       4.21    Tax Matters.............................................   22
       4.22    Insurance...............................................   23
       4.23    Environmental Matters...................................   23
       4.24    Replanting..............................................   24
       4.25    Condition of Products...................................   24

ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF BUYER AND
               TPG.....................................................   25

       5.1     Organization of Buyer and TPG...........................   25
       5.2     Authorization...........................................   25
       5.3     Consents and Approvals..................................   25
       5.4     No Brokers..............................................   25
       5.5     No Conflict or Violation................................   25
       5.6     Capitalization..........................................   26
       5.7     Acknowledgements........................................   26

ARTICLE VI.    ACTIONS BY SELLER, THE COMPANY AND BUYER
               PRIOR TO THE CLOSING....................................   27

       6.1     Maintenance of Business.................................   27
       6.2     Certain Prohibited Transactions.........................   27
       6.3     Access to Information...................................   29
       6.4     Consents and Reasonable Efforts.........................   29
       6.5     Notification of Certain Matters.........................   30
       6.6     No Mergers, Consolidations, Sale of Stock, Etc..........   30
       6.7     Transfer of Proprietary Rights..........................   30
       6.8     Updated Disclosure Schedules............................   30
       6.9     Elimination of Intercompany Payables, Intercompany
               Indebtedness, Intercompany Receivables and Certain Other
               Indebtedness............................................   31
       6.10    Fee Title Policies......................................   31

ARTICLE VII.   CONDITIONS TO SELLER'S AND THE COMPANY'S
               OBLIGATIONS.............................................   31

       7.1     Representations, Warranties and Covenants...............   31
       7.2     Consents................................................   31
       7.3     No Governmental Proceeding or Litigation................   32
       7.4     Opinion of Counsel......................................   32
       7.5     Certificates............................................   32


                                                                        Page
                                                                        ----

       7.6     Corporate Documents.....................................   32
       7.7     HSR Act.................................................   32
       7.8     Termination of Certain Agreements.......................   32
       7.9     Reportable Event Notice.................................   32
       7.10    Seller Note and Collateral Documents....................   32
       7.11    Environmental Indemnification Agreement.................   33

ARTICLE VIII.  CONDITIONS TO BUYER'S AND TPG'S OBLIGATIONS.............   33

       8.1     Representations, Warranties and Covenants...............   33
       8.2     Consents................................................   33
       8.3     No Governmental Proceeding or Litigation................   34
       8.4     Opinion of Counsel......................................   34
       8.5     Certificates............................................   34
       8.6     Corporate Documents.....................................   34
       8.7     HSR Act.................................................   34
       8.8     Non-Foreign Status......................................   34
       8.9     Environmental Indemnification Agreement.................   34

ARTICLE IX.    COVENANT NOT TO COMPETE.................................   34

       9.1     Covenant Not to Compete.................................   34

ARTICLE X.     ACTIONS BY SELLER, THE COMPANY AND BUYER
               AFTER THE CLOSING.......................................   36

       10.1    Books and Records.......................................   36
       10.2    Further Assurances......................................   36
       10.3    Employee Plans..........................................   37
       10.4    Administrative Tax Matters..............................   41
       10.5    Insurance...............................................   42

ARTICLE XI.    SURVIVAL AND INDEMNIFICATION............................   42

       11.1    Survival................................................   42
       11.2    Indemnification by Seller...............................   43
       11.3    Indemnification by Buyer................................   43
       11.4    Tax Indemnifications....................................   43
       11.5    Insurance Proceeds......................................   44
       11.6    Indemnification Procedures..............................   44
       11.7    Mitigation..............................................   45


                                                                        Page
                                                                        ----

       11.8    Cooperation.............................................   46
       11.9    Limitations.............................................   46
       11.10   Purchase Price Adjustment...............................   47
       11.11   Exclusive Remedy........................................   47

ARTICLE XII.   MISCELLANEOUS...........................................   47

       12.1    Termination.............................................   47
       12.2    Assignment..............................................   48
       12.3    Notices; Transfer of Funds..............................   48
       12.4    Choice of Law...........................................   49
       12.5    Entire Agreement; Amendments and Waivers................   49
       12.6    Counterparts............................................   50
       12.7    Invalidity..............................................   50
       12.8    Headings................................................   50
       12.9    Expenses................................................   50
       12.10   Publicity...............................................   50
       12.11   Confidential Information................................   50
       12.12   No Third-Party Beneficiary..............................   51
       12.13   Representation of Counsel; Mutual Negotiation...........   51
       12.14   No Reliance on Other Information........................   51
       12.15   Release of TPG..........................................   52

                                   EXHIBITS


       Exhibit
       -------

          A                  Form of Seller Note
          B                  Form of Environmental Indemnification Agreement
          C                  Form of Opinion of Buyer's Counsel
          D                  Form of Opinion of Seller's Counsel

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          This Stock Purchase Agreement, dated as of November 17, 1995 is by and among Silverado Partners Acquisition Corp., a California corporation ("Buyer"), and TPG Partners, L.P., a Delaware limited partnership ("TPG"), on the one hand, and Nestle Holdings, Inc., a Delaware corporation ("Seller") and NOTG Holdings, Inc., a Delaware corporation (the "Company"), on the other hand.

                                   RECITALS
                                   --------

          A. Seller owns 1,000 shares of Common Stock of the Company, constituting all of the outstanding capital stock (the "Stock") of the Company. The Company owns all of the outstanding stock of Alexander Cairns & Sons Ltd., Inc., a Maryland corporation, which in turn owns all of the outstanding capital stock of A.C. Wines, Inc., a Delaware corporation, which in turn owns all of the outstanding capital stock of Wine World Estates Company, a Delaware corporation ("Wine World"). Through Wine World and its other subsidiary corporations, the Company operates vineyards and wineries and produces and sells wine (the "Business").

          B. Buyer desires to purchase from Seller, and Seller desires to transfer to Buyer, all of the Stock subject to the terms and conditions of this Agreement.

          C. In order to induce Seller to enter into this Agreement, TPG has agreed to become a party to this Agreement and to undertake specified obligations herein.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

          1.1  Defined Terms.  As used herein, the terms below shall have the
               -------------
following meanings:

          "Assets" shall mean the assets reflected on the Statement of Net Assets, together with those assets acquired (less those assets disposed of) in the ordinary course of business since the Statement Date.

          "Books and Records" shall mean all records held by Seller, the Company
           -----------------
or its Subsidiaries pertaining to the Company, its Subsidiaries and their respective predecessors, including without limitation all corporate books and records of the Company and its Subsidiaries, disc or tape files, printouts, runs, or other computer-prepared information, excluding any information in such books, records and other materials which do not relate to the Company, its Subsidiaries or their respective predecessors.

          "Buyer Disclosure Schedule" shall mean the schedules attached hereto
           -------------------------
which set forth exceptions to the representations and warranties contained in
Article V hereof, and certain other information called for by Article V hereof and certain other provisions of this Agreement, in each case as updated pursuant to Section 6.8 hereof.

          "Closing Date" shall mean January 1, 1996, or such other date as may
           ------------
be mutually agreed upon in writing by Seller and Buyer.

          "Code" shall mean the Internal Revenue Code of 1986, as may be amended
           ----
from time to time.

          "Contracts" shall mean any of the contracts, agreements, obligations,
           ---------
indebtedness, leases or other commitments, including any amendments thereto, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which the Assets are bound, including without limitation all documents and instruments described in Section 4.9 (a)-(h) hereof.

          "Damages" shall mean the amount of any loss, claim, demand, liability,
           -------
obligations, damage, deficiency, assessment, judgment, penalty, cost or expense (including reasonable attorneys' fees), net of any insurance proceeds or tax benefits received with respect thereto.

          "Encumbrances" shall mean, with respect to any asset, any claim, lien,
           ------------
pledge, option, charge, easement, security interest, right-of-way, encroachment, encumbrance or other rights of third parties, whether voluntarily incurred or arising by operation of law, affecting such asset.

          "Facilities" shall mean the vineyards, crushing facilities,
           ----------
warehouses, administration buildings and all other related facilities located on the real property which is owned or leased by the Company or its Subsidiaries.

          "Financial Statements" shall mean (i) the consolidated Statement of
           --------------------
Income for the Company and its Subsidiaries for each of the years ended as of December 31, 1993 and December 31, 1994, and for the six-month period ended as of the Statement Date, and (ii) the Statement of Net Assets, in each case together with the notes thereon.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery, vehicles and equipment owned by the Company or the Subsidiaries and located in, at or upon the Facilities as of the Statement Date plus all additions, replacements or deletions since the Statement Date in the ordinary course of the Business.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976.

          "Interest Rate" shall mean the prime rate as published from time to
           -------------
time by Bank of America in the Wall Street Journal.

          "Material Adverse Effect" shall mean a change in, or an event which
           -----------------------
has an effect on, the Business that is materially adverse to the Business or financial condition as of the date hereof of the Company and its Subsidiaries, taken as a whole, or on the ability of Seller to consummate the transactions contemplated hereby.

          "Net Working Capital" shall mean the current assets less the current
           -------------------
liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (as modified in Schedule 4.12) in a manner consistent with the accounting policies used in the preparation of the Statement of Net Assets, except that intercompany receivables and intercompany payables shall be excluded in accordance with
Section 6.9.

          "Permitted Encumbrances" shall mean (i) statutory liens for current
           ----------------------
taxes or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business and not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, (iii) Encumbrances set forth in the preliminary title reports issued by First American Title Insurance Company with respect to the Fee Owned Properties, and identified in Schedule 1.1, which Buyer has been provided with the right to review prior to the date hereof, and (iv) other Encumbrances which in the aggregate do not materially interfere with the operation of the Business as it is presently being conducted.

          "Post-Closing Taxable Period" shall mean any taxable period, or
           ---------------------------
portion thereof, that begins after the Closing Date.

          "Pre-Closing Taxable Period" shall mean any taxable period, or portion
           --------------------------
thereof, that ends on or before the Closing Date.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          "Seller Affiliated Group" shall mean the affiliated group of
           -----------------------
corporations that includes Seller and each corporation that joins with Seller in filing consolidated federal (or combined state) income Tax returns.

          "Seller Disclosure Schedule" shall mean the schedules attached hereto
           --------------------------
which set forth exceptions to the representations and warranties contained in
Article IV hereof, and certain
other information called for by Article IV hereof and certain other provisions of this Agreement, in each case as updated pursuant to Section 6.8 hereof.

          "Seller Note" shall mean that certain secured promissory note to be
           -----------
delivered by Buyer to Seller as of the Closing Date, substantially in the form attached as Exhibit A hereto with such changes as may be mutually agreed by Buyer and Seller. The Seller Note shall be in the principal amount of $275,000,000, shall bear simple interest at an annual rate of 8%, subject to increase in the event of default, shall be payable in full on January 15, 1996, and shall be secured by a pledge of all of the Stock and all of the Subsidiaries' capital stock, together with the personal property assets of the Company and the Subsidiaries and such other security of Buyer, the Company or the Subsidiaries as Seller in its sole discretion deems necessary or advisable.

          "Statement of Net Assets" shall mean the Statement of Net Assets of
           -----------------------
the Company and its Subsidiaries prepared on a consolidated basis as of June 30, 1995, together with the notes thereon.

          "Statement Date" shall mean June 30, 1995.
           --------------

          "Straddle Period" shall mean any taxable period beginning before and
           ---------------
ending after the Closing Date.

          "Subsidiaries" shall mean all corporations, partnerships, joint
           ------------
ventures or other entities in which the Company, directly or indirectly, owns greater than 50% of the outstanding shares of capital stock, partnership interests or other equity interests, including without limitation Wine World.

          1.2  Knowledge.  "To the best knowledge of Seller" or similar phrase
               ---------
shall mean that Joseph Weller, Peter D. Argentine, Mario Corti, Frederick Hull, James H. Ball, Kristin Adrian, Walter Klenz or Martin Foster has current actual knowledge of the accuracy of such statement, without any duty of investigation or inquiry, except that with respect to Sections 4.7(b) and 4.23, and with respect to the list of agreements set forth on Schedules 4.9(c)(5), (6) and (7), inquiry shall be made of Robert Steinhauer.

          1.3  Other Defined Terms.  The following terms shall have the meanings
               -------------------
defined for such terms in the Sections set forth below:

          Term                                               Section
          ----                                              ---------

          Audited TPG Balance Sheet                            5.6
          Base Purchase Price                                  2.2
          Benefit Arrangement                                  4.20(a)
          Business                                            Recitals
          Buyer's Plan                                        10.3(b)
          CERCLA                                               4.23

          Term                                               Section
          ----                                              ---------

          Claim Notice                                        11.6(a)
          Closing                                              3.1
          Collective Bargaining Agreement                     10.3(a)
          Company Benefit Arrangement                          4.20(a)
          Company Employee Plan                                4.20(a)
          Company Multiemployer Pension Plan                   4.20(a)
          Company Welfare Plan                                 4.20(a)
          Confidentiality Agreement                           12.5
          Covered Wine World Person                           10.3(a)
          DTSC                                                 4.23
          Employee Plans                                       4.20(a)
          Environmental Laws                                   4.23
          Environmental Permits                                4.23
          EPA                                                  4.23
          ERISA                                                4.20(a)
          ERISA Affiliate                                      4.20(a)
          ERISA Affiliate Multiemployer Pension Plan           4.20(a)
          ERISA Affiliate Pension Plan                         4.20(a)
          ESP                                                 10.3(a)
          Excluded Plans                                      10.3(c)
          Fee Owned Property                                   4.6
          Final Purchase Price                                 2.3(c)
          Former Wine World Employee                          10.3(a)
          GenPar                                               5.1
          Hazardous Materials                                  4.23
          Indemnified Party                                   11.5
          Indemnifying Party                                  11.5
          KEIP                                                10.3(a)
          Knoxville Lease                                      6.2(a)
          Leases                                               4.6
          MLIP                                                10.3(a)
          Multiemployer Pension Plan                           4.20(a)
          Multiemployer Welfare Plan                           4.20(a)
          Nestle Benefit Arrangement                           4.20(a)
          Nestle Employee Plan                                 4.20(a)
          Nestle Pension Plan                                  4.20(a)
          Nestle Welfare Plan                                  4.20(a)
          Non-Owned Trademarks                                 4.19
          Owned Trademarks                                     4.19
          PBGC                                                 4.20(a)
          Pension Plan                                         4.20(a)
          Personnel                                            4.5(b)
          Proprietary Rights                                   4.19

          Term                                               Section
          ----                                              ---------

          Real Property                                        4.6
          Retirement Plan                                     10.3(a)
          Returns                                              4.21(a)
          Savings Plan                                        10.3(a)
          SWDA                                                 4.23
          Seller Financing Documents                           7.10
          Seller's Controlled Group                           10.3(a)
          SPN                                                  4.19
          Statement of Net Working Capital                     2.3(a)
          Stock                                               Recitals
          Stock Plans                                         10.3(a)
          Tax                                                  4.21
          Threshold Amount                                    11.9
          Trademarks                                           4.19
          Unaudited TPG Balance Sheet                          5.6
          Welfare Plan                                         4.20(a)
          Wine World                                          Recitals
          Wine World Benefit Arrangement                       4.20(a)
          Wine World Employee                                 10.3(a)
          Wine World Employee Plans                            4.20(a)
          Wine World Pension Plan                              4.20(a)


                                  ARTICLE II.

                          PURCHASE AND SALE OF STOCK
                          --------------------------

          2.1  Transfer of Stock.  Upon the terms and subject to the conditions
               -----------------
contained herein, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire on the Closing Date, 1,000 shares of the Stock.

          2.2  Consideration for Stock.  (a) Upon the terms and subject to the
               -----------------------
conditions contained herein, as consideration for the purchase of 1,000 shares of the Stock, TPG shall pay, or cause Buyer to pay (in which case Buyer shall pay), a purchase price consisting of (i) Seventy-Five Million Dollars ($75,000,000), as adjusted pursuant to Section 2.2(b), payable by delivery to Seller of a certified or cashier's check representing funds available on the first business day following the Closing Date and (ii) the Seller Note in the principal amount of $275,000,000 (the $75,000,000 cash purchase price, as adjusted pursuant to Section 2.2(b), together with the $275,000,000 in principal amount of the Seller Note are referred to herein as the "Base Purchase Price").

          (b) In the event that on or prior to Closing, the Company or any Subsidiary purchases the Real Property which is subject to the lease dated November 10, 1988 between the predecessor of Wine World and the Trentadue Testamentary Trust, the $75,000,000 cash portion of the Base Purchase Price shall be increased by an amount equal to the cash consideration (and any associated costs of the transaction, including closing costs and the insurance) for which the Company or any of its Subsidiaries obligated in connection with the purchase of such Real Property.

          2.3  Net Working Capital Adjustment.
               ------------------------------

          (a) Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a statement audited by Price Waterhouse, L.L.P. setting forth its calculation of the Net Working Capital as of the Closing Date, prepared as described herein (the "Statement of Net Working Capital"). The Statement of Net Working Capital shall be prepared in accordance with the definition of Net Working Capital and shall give effect to the elimination of intercompany receivables and payables between Seller or its affiliates on the one hand, and the Company or its Subsidiaries on the other, as provided in Section 6.9 hereof. Seller and KPMG Peat Marwick, L.L.P. shall have the right to be present to observe the taking of any physical inventory in conjunction with the preparation of Buyer's calculation of the Statement of Net Working Capital and may review and examine the procedures, books, records and work papers used in its preparation.

          (b) Unless Seller, within sixty (60) days after receipt of the Statement of Net Working Capital, notifies Buyer that it objects to the computation contained therein, specifying the basis for such objection, Buyer's calculation of the closing Net Working Capital shall be binding upon the parties. The computation of the Net Working Capital shall not be disputed as to accounting principles so long as the principles and procedures used to compute it are consistent with those described in the definition of Net Working Capital in Section 1.1 hereof. If Buyer and Seller are unable to agree upon the calculation of Net Working Capital within sixty (60) days after any such notification has been given by Seller or within a mutually agreed to extended time period, the controversy shall be referred to a mutually acceptable independent accounting firm for a final determination thereof. Such determination shall be binding upon the parties, absent manifest error. The parties shall share equally the fees and expenses of such firm.

          (c) The Base Purchase Price shall be either increased by the amount by which the final closing Net Working Capital exceeds $131,150,000 or decreased by the amount by which $131,150,000 exceeds the final closing Net Working Capital (the Base Purchase Price as so increased or decreased being referred to herein as the "Final Purchase Price"). Notwithstanding the foregoing, if the total net adjustment to the Base Purchase Price that would be made by reason of the foregoing is less than $250,000, such adjustment shall not be made and the Final Purchase Price shall equal the Base Purchase Price.

          (d) Any Base Purchase Price adjustment payment required under Section 2.3(c) shall be delivered in accordance with the instructions of the appropriate recipient, together with interest thereon for each day from and including the Closing Date to, but excluding, the date of payment, at a rate per annum equal to the Interest Rate, (i) within the lesser of sixty-five (65) days after delivery by Buyer of the Statement of Net Working Capital, or five (5) business days after Seller notifies Buyer that it does not object to the Statement of Net Working Capital; or (ii) if Seller shall have objected to the Statement of Net Working Capital, within five (5) business days following final determination of the disputed items pursuant to Section 2.3(b).

          (e) Any delivery or payment called for by this Article II on or prior to a date which is not a business day shall be deemed timely made if made on the next business day following such date.


                                 ARTICLE III.

                                    CLOSING
                                    -------

          3.1  Closing.  The closing of the transactions contemplated herein
               -------
(the "Closing") shall be held on the Closing Date at the offices of Latham & Watkins, 633 West Fifth Street, Los Angeles, California, unless the parties hereto otherwise agree. For purposes of any calculation or determination required to be made by any of the parties following Closing, except as provided for federal income tax purposes in Section 3.3(a), the Closing shall be deemed to have been effective as of 12:01 a.m. on the Closing Date.

          3.2  Documents to be Delivered.  To effect the transfer referred to in
               -------------------------
Section 2.1 and the delivery of the consideration described in Section 2.2 hereof, Seller and Buyer shall, on the Closing Date, deliver the following:

          (a) Seller shall deliver to Buyer certificates evidencing 1,000 shares of the Stock, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

          (b) Seller and Buyer shall each deliver all documents required to be delivered pursuant to Articles VII and VIII.

          (c) TPG or Buyer shall deliver the Base Purchase Price (including the Seller Note) as provided in Section 2.2.

          (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller.

          (e) Seller shall deliver to Buyer all Books and Records, to the extent reasonably separable (including by duplication and/or reasonable redaction) from the books and records of Seller concerning operations of Seller other than the Business; provided that all Books and Records located at the Facilities on the Closing Date shall be deemed to have been so delivered.

          (f) Seller and Buyer shall deliver to each other the Environmental Indemnification Agreement in the form attached as Exhibit B hereto.

     3.3  Tax Elections.
          -------------

          (a)  Seller and Buyer agree that Buyer may make an election under
Section 338(g) of the Code, and that, if a Section 338(g) election is made by the Buyer, Buyer and Seller jointly shall make an election under Section 338(h)(10) of the Code. Seller and Buyer acknowledge that the federal income tax effect of the Sections 338(g) and 338(h)(10) elections will be to cause the Company and the Subsidiaries to be treated (1) as having sold all of their assets in a single taxable transaction on the Closing Date, while a member of the Seller Affiliated Group (the "Deemed Asset Sale"), and (2) as then having completely liquidated pursuant to Sections 332 and 337 of the Code. Seller shall pay, and shall hold Buyer, the Company and its Subsidiaries harmless from, federal income Taxes resulting from the inclusion of any gain or loss with respect to the Deemed Asset Sale in the consolidated federal income tax return of Seller pursuant to valid elections under Sections 338(g) and 338(h)(10). Buyer and Seller shall execute IRS Form 8023 prior to or at the Closing. Buyer shall retain custody of the executed Form 8023, and all required attachments thereto, and shall timely file the Form 8023 with the appropriate office(s) of the IRS. Promptly after such filing, Buyer shall provide Seller with a photocopy of the executed Form 8023 (including all attachments) as filed.

          (b) Seller and Buyer intend the foregoing elections to be effective, if possible, for state (as well as federal) income and franchise tax purposes and shall timely execute and file any documents that may be required under any applicable state law, rule or regulation for such elections (or any corresponding elections under state law, rule or regulation), to be effective for state tax purposes. Seller shall pay, and shall hold Buyer, the Company and its Subsidiaries harmless from, all state income and franchise Taxes resulting from the inclusion of any gain or loss with respect to a state tax equivalent to the Deemed Asset Sale in any state income or franchise tax return of Seller or, if applicable, the Company and the Subsidiaries pursuant to valid elections under Sections 338(g) and 338(h)(10) and any applicable state law, rule or regulation.

          (c) Seller and Buyer agree that the total deemed consideration shall be allocated among the required assets in the manner set forth on Schedule 3.3. The parties shall make all reports, returns, claims and other statements and actions consistent with the allocation set forth on Schedule 3.3, and shall not make any inconsistent written statements, including, but not limited to, written statements on any Tax return or during the course of any Tax audit, except to the extent required by law or to the extent required by generally accepted accounting principles in the preparation of audited financial statements; it being understood that in addition to the above obligations each party shall use all reasonable efforts to cause compliance by third parties in the preparation of audited financial statements.

                                  ARTICLE IV.

           REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY
           --------------------------------------------------------

          Except as set forth in the Seller Disclosure Schedule, Seller and the Company hereby represent and warrant to Buyer, as of the date hereof, as follows:

          4.1  Organization
               ------------

          (a)  Seller.  Seller is duly organized, validly existing and in good
               ------
standing under the laws of the State of Delaware.

          (b)  Company.  The Company is duly organized, validly existing and in
               -------
good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and Assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is listed on Schedule 4.1.

          4.2  Authorization
               -------------

          (a)  Seller.  Seller has all necessary corporate power and authority
               ------
and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity).

          (b)  Company.  The Company has all necessary corporate power and
               -------
authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity).

          4.3  Capitalization.  The Company has authorized 1,000 shares of
               --------------
Common Stock, no par value, 1,000 shares of which are issued and outstanding. All of the Company's outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding or authorized subscriptions, options, warrants, calls, commitments or any other rights evidencing the right to purchase any securities of the Company.

          4.4  Subsidiaries.
               ------------

          (a) Schedule 4.4 sets forth a complete and accurate list of all of the Subsidiaries, all of which are, directly or indirectly, wholly-owned by the Company. Schedule 4.4 also sets forth the jurisdiction of incorporation of each of the Subsidiaries, each jurisdiction in which such Subsidiary is qualified to do business and the number of shares of such Subsidiary outstanding. Schedule
4.4 sets forth a complete and accurate list of all of the corporations, partnerships and other entities, other than the Subsidiaries, in which the Company or its Subsidiaries have an equity interest. Schedule 4.4 also sets forth the jurisdiction of incorporation of each of such corporations, partnerships and other entities, each jurisdiction in which such entity is qualified to do business and the percentage of the outstanding equity interests of each such entity which are owned by the Company.

          (b) The outstanding shares of such Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company free and clear of any Encumbrances. There are no outstanding or authorized subscriptions, options, warrants, calls, commitments or any other rights evidencing the right to purchase any securities of any of the Subsidiaries. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation, with full corporate power and authority to own its properties and conduct its business as it is presently being conducted, and is duly qualified and in good standing to transact business in each jurisdiction (listed in Schedule 4.4) in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties, and where the failure to be so qualified would have a Material Adverse Effect.

          4.5  Absence of Certain Changes or Events.  Except as set forth in
               ------------------------------------
Schedule 4.5 and except as otherwise contemplated by this Agreement, since the Statement Date, other than in the ordinary course of business consistent with past practice, there has not been any:

          (a) material adverse change in the Business or financial condition of the Company and its Subsidiaries, taken as a whole;

          (b) (i) increase in the compensation payable or to become payable by the Company or any Subsidiary to any of its officers, employees or agents (collectively, "Personnel") whose total base compensation for services rendered to the Company or any Subsidiary is currently at an annual rate of more than $100,000, (ii) increase in bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company or any Subsidiary for any Personnel except pursuant to the existing plans and arrangements described in Schedule 4.20, or (iv) new employment agreement to which the Company or any Subsidiary is a party;

          (c) addition to or material modification of the employee benefit plans, arrangements or practices described in Schedule 4.20 affecting Personnel other than (i) contributions made for 1995 in accordance with the normal practices of the Company or any Subsidiary,

(ii) the extension of coverage to other Personnel who became eligible after the Statement Date, or (iii) amendments giving effect to the covenants contained in
Section 10.3 hereof;

          (d) sale, assignment or transfer of any of the Assets of the Company or any Subsidiary, having a value in excess of $100,000.

          (e) cancellation of any indebtedness owed to the Company or any Subsidiary or waiver of any rights of substantial value to the Company or any Subsidiary, in either case having a value in excess of $25,000;

          (f) amendment, cancellation or termination of any Contract, license or other instrument material to the Company or any Subsidiary;

          (g) capital expenditure or the execution of any lease or any incurring of liability therefor by the Company or any Subsidiary, involving payments in excess of $100,000 in the aggregate;

          (h) failure to repay when due any material obligation of the Company or any Subsidiary, except in the ordinary course of business or where such failure would not have a Material Adverse Effect;

          (i) change in accounting methods or practices by the Company or any Subsidiary which would have a Material Adverse Effect on the Financial Statements;

          (j) revaluation by the Company or any Subsidiary of any of its respective Assets, including without limitation, writing off notes or accounts receivable;

          (k) damage, destruction or loss not covered by insurance and materially adversely affecting any of the material properties, Business or Assets of the Company or any Subsidiary;

          (l) mortgage, pledge or other encumbrance of any material Assets of the Company or any Subsidiary;

          (m) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's equity securities;

          (n) issuance by the Company or any Subsidiary of, or commitment of the Company or any Subsidiary to issue, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

          (o) indebtedness incurred by the Company or any Subsidiary for borrowed money or any commitment to borrow money entered into by the Company or any Subsidiary, or any loans made or agreed to be made by the Company or any Subsidiary;

          (p) liabilities incurred by the Company or any Subsidiary involving $100,000 or more, or any material increase or material change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves; or

          (q) agreement by the Company or any Subsidiary to do any of the foregoing.

          4.6  Assets.  Schedule 4.6 sets forth a complete list of all real
               ------
property interests of the Company or its Subsidiaries, including (a) all fee simple interests in the owned Facilities (the "Fee Owned Property") and (b) all leases of Facilities, including any amendments thereto (the "Leases"), and with respect to the Leases, sets forth the term, annual or monthly rent, renewal options and approximate acreage leased. A true and correct copy of each such Lease, as in effect on the date hereof, has been made available for Buyer's review. Except as set forth in Schedule 4.6, the Fee Owned Property and the property subject to the Leases (collectively, the "Real Property") is all of the real property which is used in the operation of the Business (excluding any real property which is owned, leased or used in any operations of corporations, partnerships and other entities, other than the Subsidiaries, in which the Company or its Subsidiaries have an equity interest). The Company or its Subsidiaries have good title to the personal property reflected on the Statement of Net Assets or acquired in the ordinary course of business since the Statement Date, except for such Assets which have been disposed of in the ordinary course of business since the Statement Date, free of any Encumbrances, other than Permitted Encumbrances.

          4.7  Real Property
               -------------

          (a)  Fee Owned.  Except for Permitted Encumbrances and as set forth on
               ---------
Schedule 4.7, the Company or the applicable Subsidiary enjoys peaceful and undisturbed possession of the Fee Owned Property. There are no pending condemnation proceedings related to any of the Fee Owned Property and neither the Company nor any Subsidiary has received any notice from any governmental entity threatening any such condemnation action. None of the Fee Owned Property is subject to any commitment, right of first refusal or other arrangement for the sale or transfer thereof to any third party, or the required lease thereof to any other occupant, other than the Company or any of its Subsidiaries, except as set forth on Schedule 4.7 and except for any leases which do not materially interfere with the operation of the Business at such location.

          (b)  Leases.  Each of the Leases is in full force and effect and
               ------
provides the Company or the applicable Subsidiary with peaceful and undisturbed possession of the real property which is the subject of such Lease, except for Permitted Encumbrances and the rights of each landlord thereunder. Except as may occur in connection with the transactions contemplated by this Agreement, there are no uncured defaults, breaches or violations by the Company or the applicable Subsidiary under any of the Leases, which default, breach or violation would likely give rise to the termination of any leasehold interest and which termination would have a Material Adverse Effect. Buyer has been provided with correct and complete copies of each of the Leases, as in effect on the date hereof. The Company, or the applicable Subsidiary, has in all material respects performed all the obligations required to be performed by it in accordance with each of the Leases, except where the failure to perform would not have a Material Adverse Effect, and except as set forth on Schedule 4.7. Neither the Company nor any applicable Subsidiary has received any written notice of default, breach or violation under any of the Leases, which such default, breach or violation could give rise to the termination of the leasehold interest and which termination would have a Material Adverse Effect, nor has the Company or any applicable Subsidiary sent any landlord (under any of the material Leases) any notice that such landlord is in default or that the tenant intends to terminate such Lease for any reason. To Seller's knowledge, there are no pending or threatened condemnation proceedings against any of the real property which is subject to the Leases. Except as set forth in Schedule 4.7, neither the Company nor the applicable Subsidiary has assigned, sublet or otherwise transferred any of the rights granted it under each of the Leases, except for such circumstances which do not materially interfere with the operation of the Business at such location or are otherwise in the ordinary course of business.

          4.8  Condition of the Improvements.  The structures and other
               -----------------------------
improvements located on the Facilities are in good operating condition and repair (except for ordinary wear and tear and any defect the cost of repairing which would not be material), are sufficient for the operation of the Business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, motor vehicle safety or standards, occupational safety and health laws and regulations, but excluding laws and regulations relating to the protection of the environment, which are addressed in Section
4.23 hereof) relating thereto currently in effect, except where the failure to conform would not have a Material Adverse Effect. The Fixtures and Equipment located on the Facilities are sufficient for the operation of the Business as presently conducted.

          4.9  Contracts and Commitments.  Except as set forth in Schedule 4.9,
               -------------------------
neither the Company nor any Subsidiary is a party to (or in the case of clause
(d) below, licensee under) any written or oral:

          (a) commitment, contract, guaranty, note, loan, evidence of indebtedness, purchase order (other than purchase orders entered into in the ordinary course of business) or letter of credit involving any obligation or liability on the part of the Company or any Subsidiary of more than $100,000 and not cancelable (without liability) within ninety (90) days;

          (b) lease of personal property (other than a lease entered into in the ordinary course of business) involving any annual expense in excess of $50,000 and not cancelable (without liability) within ninety (90) days (Schedule
4.9 indicates with respect to each lease listed thereon a general description of the leased items, term, annual rent and renewal options);

          (c) contracts and commitments not otherwise described above or listed in Schedule 4.9 and otherwise materially affecting the Business under contracts not in the ordinary course of business;

          (d) material governmental or regulatory licenses or permits required to conduct the Business as presently conducted;

          (e) contracts or agreements containing covenants limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any person;

          (f) employment contracts, including without limitation, contracts to employ executive officers and other contracts with officers or directors of the Company or any Subsidiary;

          (g) contract relating to the advertising of the products of the Company and its Subsidiaries requiring payments in excess of $100,000; or

          (h) franchise agreement (other than any distributorship agreement which may be viewed as franchise agreements under applicable state law).

          Neither the Company nor any Subsidiary is (and, to the best knowledge of Seller, no other party is) in material breach or violation of, or default under any of the Contracts or other instruments described in (a)-(h) above or listed on Schedule 4.9, the breach or violation of which would either individually or in the aggregate have a Material Adverse Effect. Each of the Contracts described in (a)-(h) above or listed on Schedule 4.9 is in full force and effect and is a valid and binding obligation of the Company, and to the best knowledge of Seller, the other party thereto. A correct and complete copy of each such Contract has been made available for Buyer's review.

          4.10 No Conflict or Violation.
               ------------------------

          (a)  Seller.  Neither the execution and delivery of this Agreement nor
               ------
the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which Seller is a party or by which the Assets are bound, which breach or default would have a Material Adverse Effect or (iii) assuming the filings required under the HSR Act are made and the applicable waiting period shall have expired or been earlier terminated, a violation by Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a Material Adverse Effect.

          (b)  Company.  Assuming the consents referred to in Schedule 4.11 are
               -------
obtained, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) a breach of, or a default under, any term or provision of any Contract, Lease, Encumbrance, license, franchise, permit, authorization or concession to which the Company or any of its Subsidiaries is a party or by which the Assets are bound, which breach or default would have a Material Adverse Effect, (iii) assuming the filings required under the HSR Act are made and the applicable waiting period shall have expired or been earlier terminated, a violation by the Company or any of its Subsidiaries of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a Material Adverse Effect, or (iv) an imposition of any material Encumbrance, restriction or charge on the Business or on any of the Assets.

          4.11 Consents and Approvals.  Except as set forth in Schedule 4.11, no
               ----------------------
material consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller, the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filings required under the HSR Act.

          4.12 Financial Statements.  The Financial Statements are attached
               --------------------
hereto as Schedule 4.12. Except as otherwise set forth in Schedule 4.12, the Financial Statements are complete, are in accordance with the Books and Records, accurately reflect the Assets, liabilities, financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles consistently applied, and contain and reflect all necessary adjustments for a fair presentation of the financial condition and results of operations of the Company and its Subsidiaries as of the date thereof.

          4.13 Absence of Undisclosed Liability.  To the best knowledge of
               --------------------------------
Seller, neither the Company nor any Subsidiary has any material obligations or liabilities, except for those (a) that are reflected or reserved on the Statement of Net Assets or disclosed in the notes thereto, (b) that arise in the ordinary course of business and consistent with past practice since the Statement Date, (c) that are described or disclosed in the Seller Disclosure Schedule, (d) that arise under Contracts which are disclosed on Schedule 4.9 or
(e) that are not required to be disclosed because they are in the ordinary course of business or do not meet materiality thresholds set forth in this Agreement.

          4.14 Litigation.  Schedule 4.14 sets forth all material orders, writs,
               ----------
injunctions, judgments or decrees outstanding and in effect, and suits, litigations, proceedings, arbitral actions, governmental investigations or labor disputes (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans) (collectively, "Actions") (except for Actions that have been filed but not served on the Company or its Subsidiaries) pending or, to the best knowledge of Seller, threatened against the Company or its Subsidiaries which (i) could reasonably involve potential liability to the Company or its Subsidiaries in excess of $100,000, which liability is uninsured or subject to deductibles or retention levels in excess of $100,000 or (ii) could individually or in the aggregate, have a Material Adverse Effect.

          4.15 Labor Matters.  Except as set forth in Schedule 4.15, (i) neither
               -------------
the Company nor any Subsidiary is a party to any labor agreement with respect to its employees with any labor organization, group or association and (ii) within the prior three years, neither the Company nor any Subsidiary has experienced any attempt by organized labor or its representatives to make the Company or its Subsidiaries conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover employees of the Company or its Subsidiaries. The Company and each Subsidiary is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours. To the best knowledge of Seller, there is no unfair labor practice charge or complaint against the Company or its Subsidiaries pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Company or any Subsidiary. There is no labor strike or labor disturbance pending, or to the best knowledge of the Company and Seller, threatened against the Company or any Subsidiary; and neither the Company nor any Subsidiary is experiencing a work stoppage or other material labor difficulty.

          4.16 Compliance with Law.  Except as described in Schedule 4.23,
               -------------------
neither the Company nor any Subsidiary has received any written notice from any governmental or regulatory authority to the effect that it is in violation of any applicable laws or regulations where such violation would have a Material Adverse Effect, and to the best knowledge of Seller, the Company and its Subsidiaries are not in violation of any applicable laws or regulations where such violation would have a Material Adverse Effect.

          4.17 No Brokers.  Except as set forth on Schedule 4.17, none of
               ----------
Seller, the Company or any Subsidiary has any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          4.18 No Other Agreements to Sell the Assets or the Company.  None of
               -----------------------------------------------------
Seller, the Company or any Subsidiary has any legal obligation, absolute or contingent, to any other person or firm to sell the Assets, to sell or to effect a sale of capital stock of the Company or any Subsidiary or to effect any merger, consolidation or other reorganization of the Company or any Subsidiary or to enter into any agreement with respect thereto.

          4.19 Proprietary Rights.  All registrations of trademarks and of other
               ------------------
marks and trade names, all pending applications for any such registrations, and all other trademarks, service marks, licensed marks and other marks and trade names, whether or not registered, which are used in the Business (collectively, the "Trademarks") are listed on Schedule 4.19. Except for those Trademarks which are identified on Schedule 4.19 as being owned by a third party (the "Non-Owned Trademarks"), upon the transfer pursuant to Section 6.7, all of the Trademarks and the goodwill in the Business associated therewith (the "Owned Trademarks") will be owned by the Company or its Subsidiaries. None of Seller, Societe des Produits Nestle S.A. ("SPN"), Nestle S.A., the Company or its Subsidiaries has granted to any person any rights to receive royalties or similar payments in respect of the Trademarks or in respect of any other trade rights, trade secrets, designs, plans, specifications or other proprietary rights, or any goodwill associated with the foregoing, owned by the Company or its Subsidiaries and used in the Business (together with the Owned Trademarks, the "Proprietary Rights"). Except as set forth in Schedule 4.19 or as contemplated by Section 6.7, none of SPN, Nestle S.A., the Company nor its Subsidiaries has any licenses granted by or to them or any other written agreements to which they are a party, pursuant to which any material rights to the Proprietary Rights have been granted. Except as set forth in Schedule 4.19, no proceedings have been instituted against or notices received by the Seller, SPN, Nestle S.A., the Company or its Subsidiaries that are presently outstanding alleging that the use of the Proprietary Rights by the Company or its Subsidiaries infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. Except as set forth in Schedule 4.19, to the best knowledge of Seller, (i) the use of the Proprietary Rights by the Company or its Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights (subject to the rights of Seller, SPN or Nestle S.A.) and (ii) there are no claims outstanding alleging the foregoing.

          4.20 Employee Benefit Plans
               ----------------------

          (a)  Definitions. The following terms, when used in this Section 4.20,
               -----------
in Section 7.9, and in Section 10.3, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (i)    Benefit Arrangement, Company Benefit Arrangement, Wine
                      ------------------------------------------------------
     World Benefit Arrangement and Nestle Benefit Arrangement. "Benefit
     --------------------------------------------------------
     Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement, or program which provides for insurance coverage (including any self-insured arrangements), disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a Welfare Plan, a Pension Plan or a Multiemployer Plan. "Company Benefit Arrangement" shall mean any Benefit Arrangement which is entered into, maintained, or contributed to, as the case may be, by the Company or any Subsidiary and which provides benefits to any employee or former employee of the Company or any Subsidiary with respect to his or her relationship with the Company or any Subsidiary. "Wine World Benefit Arrangement" shall mean any Company Benefit Arrangement which does not provide benefits to employees or former employees of Seller or any subsidiary of Seller other than the Company or any Subsidiary. "Nestle Benefit Arrangement" shall mean any Company Benefit Arrangement other than a Wine World Benefit Arrangement.

               (ii)   Employee Plans, Company Employee Plans, Wine World
                      --------------------------------------------------
     Employee Plans and Nestle Employee Plans. "Employee Plans" shall mean all
     ----------------------------------------
     Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans. "Company Employee Plans" shall mean all Employee Plans which are entered into, maintained, or contributed to, as the case may be, by the Company or any Subsidiary and which provides benefits to any employee or former employee of the Company or any Subsidiary with respect to his or her relationship with the Company or any Subsidiary. "Wine World Employee Plans" shall mean any Company Employee Plan which does not provide benefits to employees or former employees of Seller or any subsidiary of Seller other than the Company or any Subsidiary. "Nestle Employee Plan" shall mean any Company Employee Plan other than a Wine World Employee Plan.

               (iii)  ERISA.  "ERISA" shall mean the Employee Retirement Income
                      -----
     Security Act of 1974, as amended.

               (iv)   ERISA Affiliate.  "ERISA Affiliate" shall mean any entity
                      ---------------
     which is a member of a "controlled group of corporations" with or under "common control" with Nestle S.A. as defined in Section 414(b) or (c) of the Code.

               (v)    Multiemployer Pension Plan, Company Multiemployer Pension
                      ---------------------------------------------------------
     Plan and ERISA Affiliate Multiemployer Pension Plan.  "Multiemployer
     ---------------------------------------------------
     Pension Plan" shall mean any "employee pension benefit plan" as defined in
     Section 3(2) of ERISA which is a "multiemployer plan," as defined in
     Section 4001(a)(3) of ERISA. "Company Multiemployer Pension Plan" shall mean any Multiemployer Pension Plan to which the Company or any Subsidiary contributes and which covers any employee or former employee of the Company or any Subsidiary with respect to their relationship with the Company or any Subsidiary. "ERISA Affiliate Multiemployer Pension Plan" shall mean any Multiemployer Pension Plan to which any ERISA Affiliate contributes or has contributed in the current or any of the prior five years.

               (vi)   Multiemployer Welfare Plan and Company Multiemployer
                      ----------------------------------------------------
     Welfare Plan. "Multiemployer Welfare Plan" shall mean any "employee welfare
     ------------
     benefit plan" as defined in Section 3(1) of ERISA which is a "multiemployer plan," as defined in Section 3(37) of ERISA. "Company Multiemployer Welfare Plan" shall mean any Multiemployer Welfare Plan to which the Company or any Subsidiary contributes and which covers any employee or former employee of the Company or any Subsidiary with respect to their relationship with the Company or any Subsidiary.

               (vii)  PBGC.  "PBGC" shall mean the Pension Benefit Guaranty
                      ----
     Corporation.

               (viii) Pension Plan, Company Pension Plan, Wine World Pension
                      ------------------------------------------------------
     Plan, Nestle Pension Plan and ERISA Affiliate Pension Plan.  "Pension Plan"
     ----------------------------------------------------------
     shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA, other than a Multiemployer Pension Plan. "Company Pension Plan" shall mean any Pension Plan which the Company or any Subsidiary maintains or contributes to, as the case may be, and which provides benefits to any employee or former employee of the Company or any Subsidiary with respect to his or her relationship with the Company or any Subsidiary. "Wine World Pension Plan" shall mean any Company Pension Plan which does not provide benefits to employees or former employees of Seller or any subsidiary of Seller other than the Company or its Subsidiaries. "Nestle Pension Plan" shall mean any Company Pension Plan other than a Wine World Pension Plan. "ERISA Affiliate Pension Plan" shall mean any Pension Plan maintained or contributed to by any ERISA Affiliate in the current or any of the prior three years.

               (ix)   Subsidiary.  "Subsidiary" shall mean, solely for purposes
                      ----------
     of this Section 4.20 and Section 10.3, any corporation or partnership in an unbroken chain of corporations or partnerships beginning with Seller which is an ERISA Affiliate of Seller.

               (x)    Welfare Plan, Company Welfare Plan, Wine World Welfare
                      ------------------------------------------------------
     Plan and Nestle Welfare Plan. "Welfare Plan" shall mean any "employee
     ----------------------------
     welfare benefit plan" as defined in Section 3(1) of ERISA, other than a Multiemployer Welfare Plan. "Company Welfare Plan" shall mean any Welfare Plan which the Company or any Subsidiary maintains or contributes to, as the case may be, and which provides benefits to any employee or former employee of the Company or any Subsidiary with respect to his or her relationship with the Company or any Subsidiary. "Wine World Welfare Plan" shall mean any Company Welfare Plan which does not provide benefits to employees or former employees of Seller or any subsidiary of Seller other than the Company or any Subsidiary. "Nestle Welfare Plan" shall mean any Company Welfare Plan other than a Wine World Welfare Plan.

          (b)  Disclosure; Delivery of Copies of Relevant Documents and Other
               --------------------------------------------------------------
Information.  Schedule 4.20 contains a complete list of all Company Employee
-----------
Plans. True and complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each Company Welfare Plan and Company Pension Plan and all amendments thereto and the current summary plan description, if any, for each such plan, (ii) each material Company Benefit Arrangement, and (iii) each Annual Report on Form 5500 Series filed with any governmental agency for each Wine World Welfare Plan for the most recent plan year.

          (c)  Representations. Except as set forth in Schedule 4.20, Seller and
               ---------------
the Company represents as follows:

                    (i)    Company Pension Plans; ERISA Affiliate Pension Plans.
                           ----------------------------------------------------

                      (A) No "accumulated funding deficiency" for which an excise tax is due or would be due in the absence of a waiver as defined in Section 412 of the Code or as defined in Section 302(a)(3) of ERISA, whichever may apply, exists with respect to any Company Pension Plan. To the best knowledge of Seller, no "accumulated funding deficiency" for which an excise tax is due or would be due in the absence of a waiver as defined in Section 412 of the Code or as defined in Section 302(a)(3) of ERISA, whichever may apply, exists with respect to any ERISA Affiliate Pension Plan, which would have a Material Adverse Effect.

                      (B) Neither the Company nor any Subsidiary is required to provide security to a Company Pension Plan under Section 401(a)(29) of the Code. To the best knowledge of Seller, neither the Company nor any Subsidiary is required to provide security to an ERISA Affiliate Pension Plan under Section 401(a)(29) of the Code, which would have a Material Adverse Effect.

                      (C) There are no Wine World Pension Plans. The only Company Pension Plans are Nestle Pension Plans.

                      (D) The Company and each Subsidiary have paid all premiums due the PBGC with respect to each Company Pension Plan for which such premiums are required to be paid. No filing has been made by the Company or any Subsidiary with the PBGC, and no proceeding has been commenced by the PBGC, within the prior three years to terminate any Company Pension Plan. To the best knowledge of Seller, and except to the extent there would be no Material Adverse Effect (i) each ERISA Affiliate has paid all premiums due the PBGC with respect to each ERISA Affiliate Pension Plan for which such premiums are required to be paid and (ii) no filing has been made by any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, within the prior three years to terminate any ERISA Affiliate Pension Plan.

                      (E) To the best knowledge of Seller, each Company Pension Plan has been administered so as to comply with applicable laws except where the failure to so comply would not have a Material Adverse Effect.

                    (ii)   Company Multiemployer Pension Plans; ERISA Affiliate
                           ----------------------------------------------------
     Multiemployer Pension Plans.
     ---------------------------

                      (A) Neither the Company nor any Subsidiary has withdrawn from a Company Multiemployer Pension Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability to the Company which has not been fully paid. To the best knowledge of Seller, no ERISA Affiliate has withdrawn from an ERISA Affiliate Multiemployer Pension Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a material liability to the Company which has not been fully paid.

                      (B) To the best knowledge of Seller, with respect to each ERISA Affiliate Multiemployer Pension Plan: (i) no such plan has been terminated or has been in reorganization under ERISA so as to result in any material liability to the Company or any Subsidiary under Title IV of ERISA; and (ii) no proceeding has been initiated by any person (including the PBGC) to terminate any such plan so as to result in any such material liability.

                    (iii)  Company Welfare Plans. To the best knowledge of
                           ---------------------
     Seller, each Company Welfare Plan has been administered so as to comply with applicable laws except where the failure to so comply would not have a Material Adverse Effect.

                    (iv)   Company Benefit Arrangements. To the best knowledge
                           ----------------------------
     of Seller, each Company Benefit Arrangement has been administered so as to comply with applicable laws except where the failure to so comply would not have a Material Adverse Effect.

                    (v)    No Severance or Accelerated Benefits Triggered.
                           ----------------------------------------------
     Except as otherwise provided in Section 10.3, no severance, extraordinary compensation or similar payments are payable to any Wine World Employee, nor are any benefits of any Wine World Employee accelerated, under the terms of any Employee Plan or agreement with an employee as a consequence of the transaction contemplated by this Agreement which would result in a liability for the Company or its Subsidiaries after the Closing Date for actions taken on or before the Closing Date.

                    (vi)   No Liens. Neither the Company, any Subsidiary nor any
                           --------
     of the Assets are subject to any lien under ERISA or the Code.

          4.21 Tax Matters.
               -----------

          (a)  Filing of Tax Returns. All returns, statements, reports and forms
               ---------------------
required to be filed with any taxing authority on or before the Closing Date with respect to any Tax of the Company or of any of the Subsidiaries, including any return of an affiliated or combined group that includes the Company (collectively, the "Returns"), have been or will be timely filed, except such Returns the failure of which to be timely filed would not have a Material Adverse Effect. Except as set forth on Schedule 4.21, to the best knowledge of Seller, there are no actual or proposed tax deficiencies, assessments or adjustments with respect to the Company and its Subsidiaries, the Business or any of the Assets.

          (b)  Payment of Taxes.  All Taxes, shown to be payable on the Returns
               ----------------
referred to in Section 4.21(a), shall have been paid, or an adequate reserve (in conformity with generally accepted accounting principles or international accounting standards, as applicable) has been established therefor, and neither the Company nor any of its Subsidiaries have any material liability for Taxes in excess of the amounts so paid or reserves so established.

          For the purposes of this Agreement, any federal, state, local or foreign income, sales, use, transfer, employment, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "Tax."

          (c) Except as set forth on Schedule 4.21, neither the Company nor the Subsidiaries is party to any pending action or proceeding, nor to the best knowledge of Seller, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes.

          (d) There are no liens for Taxes except for liens for property taxes not yet delinquent and except for current Taxes not yet due and payable.

          (e) Except as set forth on Schedule 4.21, neither the Company nor any of the Subsidiaries is party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement, nor has the Company or any of the Subsidiaries been included in any consolidated, combined or unitary Return with any entity other than Seller in the preceding five (5) taxable years.

          (f) The Company and the Subsidiaries do not have and have not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (g) There are no outstanding requests for a ruling by any taxing authority.

          4.22 Insurance.  Schedule 4.22 contains a complete summary of the
               ---------
policies or binders of insurance and a general description of the type of coverage currently applicable to the Company and its Subsidiaries. Such policies are in full force and effect on the date hereof but will cease to cover the Company and its Subsidiaries on the Closing Date.

          4.23 Environmental Matters.  For purposes hereof, the term
               ---------------------
"Environmental Laws" shall mean any laws or regulations of any federal, state, or local governmental or regulatory authority enacted or promulgated as of the date of this Agreement which govern the generation, management, handling, use, emission, discharge or release of Hazardous Materials. For purposes hereof, the term "Hazardous Materials" shall mean any explosives, radioactive materials, polychlorinated biphenyls, petroleum and petroleum by-products, "hazardous waste," as defined by Section 1004(5) of the Solid Waste Disposal Act, as amended ("SWDA"), 42 U.S.C. (S) 6903(5), and California Health and Safety Code
(S) 25117 as amended as of the date hereof, and regulations of the U.S. Environmental Protection Agency ("EPA") and the California Department of Toxic Substances Control ("DTSC") promulgated thereunder as of the date hereof, and "hazardous substances," as defined by Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. (S) 9601(14), and California Health and Safety Code (S) 25316 as amended as of the date hereof, and EPA and DTSC regulations promulgated thereunder as of the date hereof. Except as set forth in Schedule 4.23:

          (a) the Company and each of its Subsidiaries are in material compliance with all applicable Environmental Laws;

          (b) the Company and each of its Subsidiaries have obtained and are in material compliance with all necessary permits, licenses and authorizations currently in effect and required by any governmental or regulatory authority pursuant to any Environmental Laws ("Environmental Permits");

          (c) none of the Company or any of its Subsidiaries have received any written notice from any governmental or regulatory authority alleging that any of the Facilities is currently or was, during the past two years, in violation of any applicable Environmental Laws or Environmental Permits;

          (d) none of the Company or any of its Subsidiaries have operated or, to the best knowledge of Seller, have owned any "underground storage tanks," as defined by Section 9001 of the SWDA, 42 U.S.C. (S) 6991, or California Health and Safety Code (S) 25281 as amended as of the date hereof, at any of the Facilities for the storage of Hazardous Materials;

          (e) there is no outstanding civil, criminal or administrative action, suit, hearing or proceeding pending or, to the best knowledge of Seller, threatened, and to the best knowledge of Seller, there is no outstanding investigation by any governmental or regulatory authority pending or threatened, against the Company or any of its Subsidiaries pursuant to any Environmental Laws or pursuant to California common law as of the date hereof governing the release of Hazardous Materials;

          (f) none of the Company or any of its Subsidiaries have received any written notice alleging that the Company or any Subsidiary is liable for any "removal" or "remedial action" as defined in Sections 101(23) and 101(24) of CERCLA, 42 U.S.C. (S)(S) 9601(23) and 9601(24), and California Health and Safety Code (S)(S) 25322 and 25323 as amended as of the date hereof, or any other remediation of Hazardous Materials required by any Environmental Laws governing cleanup or remediation of Hazardous Materials or by California common law as of the date hereof governing the release of Hazardous Materials, which removal, remedial action or remediation arises from the disposal, handling, treatment, storage or release of Hazardous Materials by the Company or any Subsidiary;

          (g) none of the Company or any of its Subsidiaries have released into the environment a "reportable quantity," as defined by Section 102 of CERCLA, 42 U.S.C. (S) 9602, California Health and Safety Code (S) 25359.4, or California Water Code (S)(S) 13271 and 13272 as amended as of the date hereof, and regulations of EPA, DTSC and the State Water Resources Control Board promulgated thereunder as of the date hereof, of any Hazardous Materials at any of the Facilities, except in material compliance with all applicable Environmental Laws;

          (h) there are no polychlorinated biphenyls in any article, container or equipment owned by the Company or any Subsidiary at any of the Facilities and no friable asbestos-containing materials at any of the Facilities, the condition of which, in either case, could reasonably be expected to pose a material risk to the health and safety of any employees, agents, invitees or other persons; and

          (i) there are no liens held by any governmental or regulatory authority pursuant to Section 107(l) of CERCLA or any analogous Environmental Laws with respect to any Facility.

          4.24 Replanting.  Wine World has replanted certain of its vineyards
               ----------
substantially in accordance with the schedule set forth on Schedule 4.24.

          4.25 Condition of Products.  All products sold by the Company or its
               ---------------------
Subsidiaries in the last five years have, met all applicable requirements under the federal Food Drug and Cosmetic Act and applicable Bureau of Alcohol, Tobacco and Firearms regulations.

                                  ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF BUYER AND TPG
                -----------------------------------------------

          Except as set forth in the Buyer Disclosure Schedule, Buyer and TPG hereby jointly and severally represent and warrant to Seller, as of the date hereof, as follows:

          5.1  Organization of Buyer and TPG.  Buyer is a corporation, duly
               -----------------------------
organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to conduct its business and to own and lease its properties. Each of TPG and its general partner TPG GenPar, L.P. ("GenPar"), is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full partnership power and authority to conduct its business and to own its assets. The general partner of GenPar, TPG Advisors, Inc., is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and to own its assets.

          5.2  Authorization.  Buyer has all necessary corporate power and
               -------------
authority, and TPG has all necessary partnership power and authority, to enter into this Agreement, and each of them has taken all necessary corporate or partnership action to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and TPG and is a legal, valid and binding obligation of each of Buyer and TPG, enforceable against each of them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity). Buyer has all necessary corporate power and authority to execute the Seller Note, and has taken all necessary corporate action to consummate the transactions contemplated thereby and to perform its obligations thereunder. The Seller Note, when executed and delivered by Buyer, will be the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          5.3  Consents and Approvals.  No material consent, approval or
               ----------------------
authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer or TPG in connection with the execution, delivery and performance of this Agreement or the Seller Note and the consummation of the transactions contemplated hereby or thereby other than the filings required under the HSR Act.

          5.4  No Brokers.  Except as set forth on Schedule 5.4, which schedule
               ----------
shall be included herein as of the Closing, neither Buyer, TPG nor any affiliate of Buyer or TPG has or will have any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. In no event shall Seller or its affiliates have any liability for any such fees or payments.

          5.5  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
this Agreement or the Seller Note nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or the Certificate of Limited Partnership or Agreement of Limited Partnership of TPG,
(b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer or TPG is a party, which breach or default would have a material adverse effect on the business or financial condition of Buyer or TPG or their respective ability to consummate the transactions contemplated hereby, or (c) assuming the filings required under the HSR Act are made and the applicable waiting period shall have expired or been earlier terminated, a violation by Buyer or TPG of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or TPG or their respective ability to consummate the transactions contemplated hereby.

          5.6  Capitalization.  Immediately following the Closing, Buyer will
               --------------
have a capitalization substantially as set forth in Schedule 5.6(a). Upon Buyer's receipt of its permanent financing with respect to the purchase of the Stock and repayment of all amounts due under the Seller Note, Buyer will have a consolidated capitalization substantially as set forth in Schedule 5.6(b). TPG has delivered to Seller copies of its audited balance sheet as of December 31, 1994, together with the report of KPMG Peat Marwick, L.L.P. thereon (the "Audited TPG Balance Sheet"), and the unaudited balance sheet of TPG as of September 30, 1995 (the "Unaudited TPG Balance Sheet"). The Audited TPG Balance Sheet is complete, in accordance with the books and records of TPG, fairly and accurately reflects the assets, liabilities and financial condition of TPG in accordance with generally accepted accounting principles consistently applied, and contains and reflects all necessary adjustments for a fair presentation of the financial condition of TPG as of the date thereof. The Unaudited TPG Balance Sheet is complete, in accordance with the books and records of TPG, and fairly and accurately reflects the assets, liabilities and financial condition of TPG in accordance with generally accepted accounting principles consistently applied. Since December 31, 1994, there has been no material adverse change in the business or financial condition of TPG or its ability to consummate the transactions contemplated hereby.

          5.7  Acknowledgements.
               ----------------

          (a)  Financing.    Buyer has obtained commitments for financing or
               ---------
otherwise has financing available sufficient to consummate the transactions contemplated by this Agreement, including the repayment of the Seller Note, and to fund the working capital requirements of the Company and its Subsidiaries after the Closing. Buyer and TPG acknowledge that receipt of sufficient financing is not a condition to their obligation to consummate the transactions contemplated by this Agreement.

          (b)  Phylloxera.  Buyer and TPG expressly acknowledge that a
               ----------
substantial portion of the vineyards owned or leased by the Company or its Subsidiaries have required and will continue to require replanting due to phylloxera infestation. Buyer and TPG have had the opportunity to investigate and understand the risks relating to such infestation. In no event and under no circumstances shall Seller or any of its Representatives or affiliates have any liability to Buyer, TPG, the Company or any of its Subsidiaries for the costs of such replanting, regardless of whether such costs exceed or fall short of any current projections made by Wine World relating to the costs of such replanting.

          (c)  Consents. Buyer and TPG acknowledge that Buyer and TPG shall have
               --------
the responsibility to take all action required (and Seller shall have no responsibility) (i) to obtain, prior to Closing, any consents, approvals and agreements which may be required of, and give those notices which may be required to be given to, all third parties under any Contracts, Leases or otherwise on account of the transactions contemplated hereby, (ii) to obtain, prior to Closing, any replacement letters of credit or other guarantees required by the lessor under any Lease on account of the transactions contemplated hereby and (iii) to obtain, prior to Closing, the release of Seller and its affiliates from any obligations including guarantees under Contracts (other than the glass supply agreements set forth on Schedule 4.9(c)(9)), Leases (including the Knoxville Lease) and other arrangements, unless Seller and its affiliates are satisfied in their sole discretion with other arrangements offered by Buyer or TPG, which arrangements may include the provision of a letter of credit in favor of Seller and its affiliates. The failure to obtain such consents, approvals, agreements or replacement letters of credit or releases or to provide such notices shall not constitute the failure of any condition to Buyer's or TPG's obligation to consummate the transactions contemplated by this Agreement, and such failure will neither result in a reduction of the purchase price payable hereunder nor give Buyer or TPG any right of indemnification or other recovery against Seller.

          (d)  Due Diligence.  Buyer and TPG acknowledge that they have had an
               -------------
opportunity to review the Contracts and Leases and otherwise to perform due diligence with respect to the documents contained in the data room to which Buyer, TPG and their Representatives have been provided access.


                                  ARTICLE VI.

                      ACTIONS BY SELLER, THE COMPANY AND
                      ----------------------------------
                          BUYER PRIOR TO THE CLOSING
                          --------------------------

          6.1  Maintenance of Business.  From the date hereof through the
               -----------------------
Closing Date, the Company and each of its Subsidiaries shall use their best efforts to carry on the Business in the ordinary course consistent with past practice and consistent with fulfilling customer demand which is not induced by activities prohibited by Section 6.2(j).

          6.2  Certain Prohibited Transactions.  Except as otherwise
               -------------------------------
contemplated by this Agreement, and except for such actions as are reasonably necessary to obtain the release of Seller and its affiliates from any Leases and Contracts to which Seller or its affiliates are a party or by which their assets are bound (including entering into Contracts or Leases which may contain terms less favorable to the Company or its Subsidiaries than those currently contained in such Leases and Contracts), from the date hereof through the Closing Date, without the prior written consent of Buyer, neither the Company nor any of its Subsidiaries shall:

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice, except for intercompany borrowings and repayment of such borrowings, and except for any actions which may be reasonably required to obtain the unconditional release of Nestle Food Company as guarantor in connection with the real property lease dated October 1, 1972 between the predecessor of Wine World and Knoxville Associates, as amended (the "Knoxville Lease"), including without limitation the obtaining of a letter of credit or other arrangement sufficient to obtain such a release;

          (b) issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities;

          (c) pay, or incur any obligation to pay, any dividend on its capital stock (other than cash dividends paid prior to the Closing Date) or make or incur any obligation to make any distribution or redemption with respect to capital stock;

          (d)  make any change to its Certificate of Incorporation or Bylaws;

          (e) mortgage, pledge or otherwise encumber any of its properties or Assets or sell, transfer or otherwise dispose of any of its properties or Assets or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

          (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice, and except for the purchase by the Company or its Subsidiaries of the Real Property which is subject to the lease dated November 10, 1988 between the predecessor of Wine World and the Trentadue Testamentary Trust;

          (g) enter into, amend or terminate any Contract, Lease or other material agreement, except in the ordinary course of business and consistent with past practice, and except for any amendments required pursuant to Sections
6.4 or 7.8; provided, however, that Wine World may terminate the lease identified on Schedule 4.6 as the Duckhorn Vineyards Lease.

          (h) agree to the amendment or termination of any governmental permit, license or authorization necessary for the conduct of the Business;

          (i) enter into, amend or modify any employment, benefit or severance agreement or other agreement with any employee of the Company or the Subsidiaries in a manner that results in an increase in costs of the Company or the Subsidiaries or grant any increase in the compensation payable to or to become payable by the Company or any Subsidiary to any employee, except such increases as are required by preexisting contracts or compensation policies or that are in the ordinary course of business and consistent with past practices; or

          (j) other than in the ordinary course of business, engage in any promotional sales or discount activity with customers of the Business, which promotional sales or discount activity has or could reasonably be expected to have the effect of accelerating to pre-Closing periods sales to the trade that would otherwise be expected to occur in the post-Closing periods.

          6.3  Access to Information.  Seller shall cause the Company and its
               ---------------------
Subsidiaries to cooperate with Buyer and provide Buyer and its authorized Representatives for a period of time until the Closing Date reasonable access to the Facilities, and will permit Buyer and its authorized Representatives to make such inspections and conduct such interviews and inquiries as Buyer may reasonably require in connection with Buyer's review of the Business. Buyer shall conduct all such inspections and other information gathering described above only (a) at Buyer's sole cost and expense, (b) during regular business hours, and (c) in a manner which will not unduly interfere with the operation of the Business. Any and all such information gathered by Buyer as a result of, or in connection with, such information gathering shall be kept strictly confidential and shall not be revealed to, or discussed with, any person other than the authorized Representatives of Buyer who agree to comply with the Confidentiality Agreement and the provisions of this Section. In the event the Closing is not consummated, such information shall be returned to the Company or destroyed in accordance with this Agreement and the Confidentiality Agreement. Buyer shall indemnify Seller, the Company and its Subsidiaries and hold them harmless from and against any and all Damages arising out of or resulting from the Buyer's information gathering pursuant to this Agreement. The limitations set forth in Section 11.9(a) shall not apply to this indemnification.

          6.4  Consents and Reasonable Efforts.
               -------------------------------

          (a) Within five business days after execution and delivery of this Agreement, TPG, Buyer, Seller and the Company shall make all filings required under the HSR Act. Seller and the Company will, as soon as practicable, following the date hereof, commence reasonable efforts to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of all of the Stock, and TPG and Buyer shall cooperate with Seller and the Company with respect thereto, provided that TPG and Buyer shall have the responsibility to take all action required (and Seller shall have no responsibility) (i) to obtain, prior to Closing, any consents, approvals and agreements which may be required of, and give those notices and make other filings with, such third parties as set forth on Schedule 6.4, (ii) to obtain, prior to Closing, any replacement letters of credit or other guarantees required by the lessor under any Lease on account of the transactions contemplated hereby and (iii) to obtain, prior to Closing, the unconditional release of Seller and its affiliates from any obligations including guarantees under Contracts (other than the glass supply agreements set forth on Schedule 4.9(c)(9)), Leases (including the Knoxville Lease) and other arrangements, unless Seller and its affiliates are satisfied in their sole discretion with other arrangements offered by Buyer or TPG, which arrangements may include the provision of a letter of credit in favor of Seller and its affiliates. Without limiting the foregoing, in the event that Seller and its affiliates are not released from their obligations under leases of barrels, vehicles, computers and other equipment on or prior to Closing, Buyer, the Company or the Subsidiaries shall provide Seller with an indemnity and security arrangements satisfactory to Seller and its affiliates, in their sole discretion, including but not limited to a letter of credit which secures the performance by Buyer, the Company and its Subsidiaries of such indemnity and of all obligations under such leases, and provided that following the Closing, Buyer and the Company shall continue to use their best efforts to obtain the release of Seller and its affiliates from such leases. In addition, (i) Buyer and the Company shall indemnify Seller and its affiliates for any Damages arising in connection with the glass supply agreements referred to above after the Closing to the extent such Damages arise from actions or inactions by Buyer, the Company, the Subsidiaries or any of their affiliates, and (ii) Seller shall indemnify Buyer, the Company and the Subsidiaries for any Damages arising in connection with such glass supply agreements after the Closing to the extent such Damages arise from actions or inactions by Seller or its affiliates. The limitations set forth in Section 11.9(a) shall not apply to the indemnities referred to in this Section 6.4(a).

          (b) In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

          6.5  Notification of Certain Matters.  From the date hereof through
               -------------------------------
the Closing Date, Seller shall give prompt written notice to Buyer and TPG, and Buyer and TPG shall give prompt written notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Seller or the Company on the one hand, or Buyer or TPG on the other, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy same.

          6.6  No Mergers, Consolidations, Sale of Stock, Etc.  From the date
               ----------------------------------------------
hereof through the Closing Date, neither the Company, Seller, nor any of their respective Representatives will solicit, initiate or encourage any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Stock, or the merger of the Company with, or the direct or indirect disposition of a significant amount of the Company's Assets or Business to, any person other than Buyer or its affiliates.

          6.7  Transfer of Proprietary Rights.  Prior to the Closing, Seller
               ------------------------------
shall transfer or cause the transfer to Wine World of all Proprietary Rights which are owned by Seller or any of its affiliates, together with the goodwill in the business associated therewith. Except for the Non-Owned Trademarks, the Proprietary Rights to be so transferred, together with the Proprietary Rights owned by the Company and the Subsidiaries, are in all material respects all those used in the Business.

          6.8  Updated Disclosure Schedules.  From the date hereof through the
               ----------------------------
Closing Date, Seller and the Company shall update that portion of the Seller Disclosure Schedule relating to the representations and warranties contained in
Article IV hereof, and Buyer and TPG shall update that portion of the Buyer Disclosure Schedule relating to the representations and warranties contained in
Article V hereof, in each case to reflect changes thereto through the Closing Date.

          6.9  Elimination of Intercompany Payables, Intercompany Indebtedness,
               ----------------------------------------------------------------
Intercompany Receivables and Certain Other Indebtedness.  Except as set forth on
-------------------------------------------------------
Schedule 6.9, on or prior to the Closing Date, Seller and its affiliates shall cause by repayment, restructuring or forgiveness the elimination of the full amount of all intercompany payables and intercompany indebtedness owed to any of them by the Company or its Subsidiaries, net of any intercompany receivables owed to the Company or its Subsidiaries by Seller and its affiliates. The existing line of credit between the Company and Bank of America pursuant to that certain Business Loan Agreement dated as of May 3, 1993, as amended, shall not have any amounts outstanding thereunder.

          6.10 Fee Title Policies.  Prior to the Closing Date, Seller and Buyer
               ------------------
shall cause First American Title Insurance Company to deliver to Buyer CLTA owners' policies of title insurance insuring that the Company or its Subsidiaries are vested with fee title to the Fee Owned Properties (with the insured amount equal to the mutually-agreed upon fair market value thereof) and containing a "street access" endorsement and containing exceptions only for Permitted Encumbrances. Seller and Buyer shall share equally the cost of the premiums for such policies.


                                 ARTICLE VII.

             CONDITIONS TO SELLER'S AND THE COMPANY'S OBLIGATIONS
             ----------------------------------------------------

          The obligations of Seller and/or the Company to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Seller in writing:

          7.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Buyer and TPG contained in this Agreement (without regard to any updates made to such representations and warranties pursuant to Section 6.8 on or prior to the Closing Date) shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer and TPG shall have performed in all material respects all agreements and covenants required hereby to be performed by either of them prior to or at the Closing Date. There shall be delivered to Seller a certificate (signed by the President or a Vice President of Buyer and an officer of the general partner of TPG) to the foregoing effect.

          7.2  Consents.  All consents, approvals and waivers from governmental
               --------
authorities necessary to permit Seller to transfer the Stock to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect. Notwithstanding the foregoing, the failure to obtain any of the consents set forth on Schedule 7.2 shall not be deemed to cause a failure of the condition set forth in this Section 7.2.

          7.3  No Governmental Proceeding or Litigation.  No proceeding by any
               ----------------------------------------
governmental authority shall have been instituted seeking to enjoin or otherwise prevent transactions contemplated hereby.

          7.4  Opinion of Counsel.  Buyer shall have delivered to Seller an
               ------------------
opinion of counsel to Buyer, which shall be a firm of national standing, dated as of the Closing Date, in form and substance reasonably acceptable to Seller, to the effect set forth in Exhibit C hereto. In rendering such opinion, such counsel may rely as they deem advisable as to factual matters, upon certificates and assurances of public officials and officers of Buyer.

          7.5  Certificates.  Buyer and TPG will furnish Seller with such
               ------------
certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

          7.6  Corporate Documents.  Seller shall have received from Buyer
               -------------------
resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions con templated hereby, certified by Buyer's corporate secretary.

          7.7  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired or been earlier terminated.

          7.8  Termination of Certain Agreements and Related Matters.  All
               -----------------------------------------------------
property, casualty or general liability insurance policies to which Seller or any of its affiliates are a party and which benefit the Company or its Subsidiaries shall have been terminated or amended on or prior to the Closing such that Seller and such affiliates shall have no liability or continuing obligations thereunder. Buyer, the Company and its Subsidiaries shall deliver to Seller all consents, releases, documents, instruments, security (including letters of credit), indemnities and other arrangements required by Section 6.4(a).

          7.9  Reportable Event Notice.  The thirty days advance notice period
               -----------------------
under ERISA Section 4043(b) shall have expired or been waived in whole or in part by the PBGC. In addition, the PBGC shall have neither taken nor threatened to take any action to terminate any ERISA Affiliate Pension Plan, nor requested that any additional contribution or security be made or provided to the PBGC or any such plan, in connection with the transactions contemplated by this Agreement.

          7.10 Seller Note and Collateral Documents.  Buyer shall have executed
               ------------------------------------
and delivered to Seller the Seller Note, and the Company and the Subsidiaries shall have executed and delivered to Seller guarantees of Buyer's obligations under the Seller Note, each of which shall be in form and substance satisfactory to Seller and its counsel. Buyer, the Company and the Subsidiaries additionally shall have executed and delivered to Seller (and, where applicable, caused to be filed or recorded) such collateral documents and instruments in form and substance satisfactory to Seller and its counsel which give Seller valid and perfected security interests in such real or personal property collateral as Seller in its sole discretion deems necessary or appropriate, including without limitation: (i) the Stock, (ii) all of the outstanding capital stock of the Subsidiaries, and (iii) all personal property, tangible or intangible, of Buyer, the Company or the Subsidiaries. Buyer, the Company and the Subsidiaries additionally shall have executed, delivered and recorded with applicable recording offices instruments in form and substance satisfactory to Seller and its counsel which reflect the grant of either a mortgage or a negative pledge with respect to all of the Real Property. Buyer shall have delivered to Seller
(i) all certificates evidencing the pledged Stock endorsed in blank, (ii) an opinion of counsel, which shall be a form of national standing, dated as of the Closing Date, in form and substance reasonably acceptable to Seller, addressing the enforceability of the foregoing documents and instruments, the validity and perfection of the security interests created thereby, and such other matters as Seller's counsel reasonably may request, and (iii) a Financial Condition Certificate dated the Closing Date (which shall be executed by the chief financial officer of Buyer) demonstrating that the fair salable value of the assets of Buyer a consolidated basis will exceed the probable liability on its debts, that Buyer will be able to pay its debts as they mature and that Buyer will not have unreasonably small capital to conduct its business. Seller shall have received such opinions of value, other appropriate factual information and expert advice supporting the conclusions reached in such letter as Seller may reasonably request, all in form and substance satisfactory to Seller. The Seller Financing Documents and the foregoing legal opinion and solvency certificate (collectively, the "Seller Financing Documents"), shall contain all provisions determined by Seller to be necessary for the protection of its rights as a first priority secured creditor.

          7.11 Environmental Indemnification Agreement.  Buyer shall have
               ---------------------------------------
executed and delivered to Seller the Environmental Indemnification Agreement attached as Exhibit B hereto.


                                 ARTICLE VIII.

                  CONDITIONS TO BUYER'S AND TPG'S OBLIGATIONS
                  -------------------------------------------

          The obligations of Buyer and TPG to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Buyer and TPG in writing:

          8.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Seller and the Company contained in this Agreement (without regard to any updates made to such representations and warranties pursuant to
Section 6.8 on or prior to the Closing

Date) shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Seller and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by either of them prior to or at the Closing Date. There shall be delivered to Buyer a certificate (signed by the President or a Vice President of each of Seller and the Company (or in the case of the Company by such officers of Wine World)) to the foregoing effect.

          8.2  Consents.  All consents, approvals and waivers from governmental
               --------
authorities necessary to permit Seller to transfer the Stock to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Buyer or TPG or upon their respective ability to consummate the transactions contemplated hereby. Notwithstanding the foregoing, the failure to obtain any of the consents set forth on Schedule 8.2 shall not be deemed to cause a failure of the condition set forth in this Section 8.2.

          8.3  No Governmental Proceeding or Litigation.  No proceeding by any
               ----------------------------------------
governmental authority shall have been instituted seeking to enjoin or otherwise prevent the transactions contemplated hereby.

          8.4  Opinion of Counsel.  Seller shall have delivered to Buyer an
               ------------------
opinion of the general counsel of Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect set forth in Exhibit D hereto. In rendering such opinion, such counsel may rely as they deem advisable as to factual matters, upon certificates and assurances of public officials and officers of the Company and Seller.

          8.5  Certificates.  Seller and the Company shall furnish Buyer with
               ------------
such certificates of the respective officers of Seller and the Company (which in the case of the Company may include the executive officers of Wine World) to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

          8.6  Corporate Documents.  Buyer shall have received from Seller and
               -------------------
the Company resolutions adopted by the respective boards of directors of Seller and the Company approving this Agreement and the transactions contemplated hereby, certified by the corporate secretary of each of Seller and the Company.

          8.7  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired or been earlier terminated.

          8.8  Non-Foreign Status.  Buyer shall have received from Seller a non-
               ------------------
foreign affidavit certifying that Seller is exempt from withholding, and is not a "foreign person," within the meaning of Section 1445 of the Code.

          8.9  Environmental Indemnification Agreement.  Seller shall have
               ---------------------------------------
executed and delivered to Buyer the Environmental Indemnification Agreement attached as Exhibit B hereto.

                                  ARTICLE IX.

                            COVENANT NOT TO COMPETE
                            -----------------------

          9.1  Covenant Not to Compete.  Seller acknowledges and agrees that the
               -----------------------
Business is conducted, and the products of the Company and its Subsidiaries are marketed, throughout the United States and that its reputation and goodwill are an integral part of its business success throughout the areas where they conduct the Business. If Seller deprives Buyer of any of the Company's or the Subsidiaries' goodwill or in any manner utilizes its reputation and goodwill in competition with the Company or the Subsidiaries, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. Although the parties hereto place no monetary value upon this covenant not to compete, this covenant is necessary to transfer the business and goodwill of the Company to Buyer effectively. Accordingly, as an inducement for Buyer to enter into this Agreement, Seller agrees that for a period of three (3) years after the Closing Date, Seller shall not, without Buyer's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a partner, consultant or otherwise with, any profit or non-profit business or organization in any part of the United States, which, directly or indirectly, sells wine; provided that, notwithstanding the foregoing, Seller and its respective affiliates may hereafter purchase, or otherwise become affiliated with or participate with, any individual, entity, or organization which, directly or indirectly, competes with the Business if not more than 15% of the aggregate gross revenues of such individual, entity or organization for its most recently completed fiscal year were derived from the sale of wine at wholesale (and Seller and its affiliates may hereafter acquire a controlling interest in any individual, entity or organization that is engaged in such business, even if more than 15% of the aggregate gross revenues of such individual, entity or organization for its most recently completed fiscal year were derived from such business, so long as Seller shall use reasonable efforts to divest, as soon as reasonably practicable, a portion of its interest in such enterprise relating to such business such that the 15% gross revenues test set forth above would not be exceeded after giving effect to such divestiture); and provided, further that nothing herein shall prevent Seller from engaging in any retail sales of wine and wine related products whether in connection with the lodging or restaurant business of Seller or otherwise. Seller further acknowledges that the employees of the Company and its Subsidiaries are an integral part of the Business and its success. Accordingly, Seller agrees that for a period of three (3) years after the Closing Date it will not (and will cause its Representatives not to) solicit any Wine World officer set forth on Schedule 9.1 to terminate his or her employment with Buyer, the Company or the Subsidiaries. In the event the agreement in this Article IX shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          Seller acknowledges that a breach of the covenants contained in this
Article IX will cause irreparable damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Seller agrees that if Seller breaches the covenant contained in this Article IX, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security.


                                  ARTICLE X.

                        ACTIONS BY SELLER, THE COMPANY
                          AND BUYER AFTER THE CLOSING
                          ---------------------------

          10.1 Books and Records.
               -----------------

          (a) For a period of ten years following the Closing Date, each of Buyer, Seller and the Company will, and the Company will cause its Subsidiaries to, (i) cooperate with and make available to the other party and its Representatives, during normal business hours, all Books and Records (including the right to make copies thereof), information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any investigation, dispute, litigation, tax inquiry, audit or compliance with applicable securities, tax, environmental or other laws and regulations, or any other matter (including claims pursuant to Article XI) requiring any such Books and Records, information or employees for any reasonable business purpose; (ii) keep all such Books and Records and information in existence and in good order for such period of time as the other party is entitled to access thereto pursuant to this Section 10.1(a); and (iii) cooperate with and make available to the other party any employees employed by such party after the Closing in order to provide statements, participate in depositions, provide testimony or otherwise assist (including serving as experts or other witnesses) in connection with the matters described above in Section 10.1(a)(i). The party requesting any such Books and Records, information or employees shall bear out-of-pocket costs and expenses (excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

          (b) Each party shall (i) provide the other with such assistance as may reasonably be requested by any of them in connection with (A) any Books and Records, information and employees requested hereunder and (B) the preparation of any return, audit, claim for refund or other examination by any authority or judicial or administrative proceedings relating to any potential liability hereunder, (ii) retain and provide the other with any records or other information that may be relevant to such audit, examination, proceeding or determination, and (iii) provide the other with any final determination of any such audit, examination, proceeding, or determination. Without limiting the generality of the foregoing, each party hereto shall retain, until the applicable statute of limitations (including any extensions) have expired, copies of all Tax returns, support work schedules, and other records or information that may be relevant to such returns for all Pre-Closing Taxable Periods and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

          10.2 Further Assurances.  On and after the Closing Date, Seller, the
               ------------------
Company (and the Company will cause its Subsidiaries) and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the Assets and the Business (provided that such action shall be without out-of-pocket cost or other liability of any kind to any party).

          10.3 Employee Plans.
               --------------

          (a)  Definitions.  The terms defined in Section 4.20 hereof shall have
               -----------
the same meanings whenever they are used in this Section 10.3. In addition, the following terms shall have the following meanings whenever used in this Section 10.3:

               (i)    Collective Bargaining Agreement.  "Collective Bargaining
                      -------------------------------
     Agreement" shall mean any agreement between Seller, the Company or any Subsidiary and any union or other employee representative and which covers the terms of employment of any employee of the Company or any Subsidiary, including, without limitation, any offer under which Seller, the Company or any Subsidiary is operating pending the resolution of any labor dispute in existence on the Closing Date.

               (ii)   Covered Wine World Person.  "Covered Wine World Person"
                      -------------------------
     shall mean each Wine World Employee, Former Wine World Employee, and dependent or qualified beneficiary of a Wine World Employee or Former Wine World Employee who immediately prior to the Closing Date is covered under any Nestle Employee Plan in any capacity.

               (iii)  ESP.  "ESP" shall mean the Nestle USA Executive Savings
                      ---
     Plan as in existence on the Closing Date.

               (iv)   Former Wine World Employee.  "Former Wine World Employee"
                      --------------------------
     shall mean a person who is not an employee of Seller or any of its subsidiaries on the Closing Date and who was an employee of the Company or any Subsidiary on the day prior to his termination of employment from Seller's Controlled Group.

               (v)    Wine World Employee.  "Wine World Employee" shall mean any
                      -------------------
     person who is an employee of the Company or any Subsidiary on the Closing Date.

               (vi)   KEIP.  "KEIP" shall mean the Nestle USA Key Executive
                      ----
     Insurance Plan as in existence on the Closing Date.

               (vii)  MLIP.  "MLIP" shall mean the Nestle USA Management Life
                      ----
     Insurance Plan as in existence on the Closing Date.

               (viii) Retirement Plan.  "Retirement Plan" shall mean the Nestle
                      ---------------
     USA Retirement Plan as in existence on the Closing Date.

               (ix)   Savings Plan.  "Savings Plan" shall mean the Nestle USA
                      ------------
     Savings Plan as in existence on the Closing Date.

               (x)    Seller's Controlled Group. "Seller's Controlled Group"
                      -------------------------
     shall mean Seller and any entity which is a member of a "controlled group of corporations" with or under "common control" with Seller as defined in
     Section 414(b) or (c) of the Code.

               (xi)   Stock Plans. "Stock Plans" shall mean the Nestle USA Stock
                      -----------
     Appreciation Rights Plan and the Nestle USA 1990 Corporate Phantom Stock Plan, as in existence on the Closing Date.

               (xii)  TERP.  "TERP" shall mean the Nestle USA Top Executive
                      ----
     Retirement Program as in existence on the Closing Date.

          (b)  Retirement Plan and Savings Plan.  The Closing Date shall be the
               --------------------------------
date of "termination of employment" of each Wine World Employee under the Retirement Plan and Savings Plan for all purposes, including eligibility for the commencement of benefits, and no Wine World Employee shall accrue additional benefits, or receive additional contributions or allocations, under any of such plans as a result of employment with the Company or any Subsidiary after the Closing Date. Within one month after the Closing Date, but effective as of the Closing Date, Buyer shall cause the Company and the Subsidiaries to adopt and maintain a retirement plan ("Buyer's Plan") intended to be qualified under
Section 401(a) and Section 401(k) of the Code. Buyer's Plan shall include a matching employer contribution no less favorable to employees than the employer contribution contained in the Savings Plan (which employer matching contribution shall be maintained in effect for at least one year after the Closing Date).

          (c)  Nestle Welfare Benefit Plans and Nestle Benefit Arrangements.
               ------------------------------------------------------------
The Closing Date shall be the date of "termination of employment" of each Wine World Employee under each Nestle Welfare Benefit Plan and each Nestle Benefit Arrangement and shall be the date of cessation of participation of each Covered Wine World Person under all Nestle Welfare Benefit Plans and all Nestle Benefit Arrangements. To the extent that any such Nestle Welfare Benefit Plans and Nestle Benefit Arrangements have incurred claims on the Closing Date which have not been paid by the Closing Date, such incurred but unpaid claims shall be paid under the Nestle Welfare Benefit Plan or Nestle Benefit Arrangement in accordance with its terms and Buyer shall cause the Company to reimburse Seller for the amount of such claims which are paid after the Closing Date by Seller or its affiliates. Notwithstanding the preceding sentences, any Wine World Employee who as of the Closing Date satisfies the age, service and other eligibility requirements for retiree health coverage and retiree life insurance under any Nestle Welfare Benefit Plan shall be provided with an opportunity to elect to commence such retiree health coverage and retiree life insurance under such plan as of the Closing Date, provided that such Wine World Employee makes a timely election for such coverage or insurance not later 30 days after the Closing Date. Such coverage and insurance shall be subject to all the terms and conditions of the relevant Nestle Welfare Benefit Plans, including the rights of Seller or its affiliates to amend or terminate such plans. To the extent the cost of any such coverage or insurance is payable by the employer or plan sponsor, such cost shall be borne by Seller or its affiliates after the Closing Date. Except as agreed between Buyer and Seller prior to the Closing Date, immediately after the Closing Date and for one year thereafter, Buyer shall cause the Company or one of its Subsidiaries to establish replacement Welfare Benefit Plans and Benefit Arrangements, other than "Excluded Plans" (as defined in this subsection (c)), substantially comparable to the Welfare Benefit Plans and Benefit Arrangements in effect immediately prior to the Closing Date for the Covered Wine World Persons so that there is no interruption in their coverage. Such replacement Welfare Benefit Plans and Benefit Arrangements shall be equivalent in all material respects to the Nestle Welfare Benefit Plans and Nestle Benefit Arrangements which they are replacing and shall not contain any "preexisting condition" exclusion or "actively at work" requirement which would cause any of the Covered Wine World Persons or any existing medical condition of the Covered Wine World Persons to be excluded from the replacement Welfare Benefit Plan or Benefit Arrangement. Neither Buyer, the Company nor any Subsidiary shall provide any incentive or inducement to any Covered Wine World Person to choose to be covered by the health care continuation provisions of any Nestle Welfare Benefit Plan, including but not limited to payment of any Covered Wine World Person's premium for such health care continuation coverage. Buyer shall cause the Company or its Subsidiaries to reimburse Seller for the cost of providing health care continuation coverage for any Covered Wine World Person who elects to receive such coverage from a Nestle Welfare Benefit Plan to the extent such cost is in excess of the premiums for such coverage paid by such Covered Wine World Person. For purposes of this subsection (c), Excluded Plans shall mean adoption assistance plans, financial planning plans, long term care plans, retiree benefits plans, retirement plans, equity incentive plans and "top hat" and similar plans (including, but not limited to, the TERP, ESP, KEIP and MLIP).

          (d)  Wine World Welfare Benefit Plans and Wine World Benefit
               -------------------------------------------------------
Arrangements.  Following the Closing Date, the Company and its Subsidiaries
------------
shall, subject to any right which may exist to amend or terminate any Wine World Welfare Benefit Plan or Wine World Benefit Arrangement, continue all Wine World Welfare Benefit Plans and Wine World Benefit Arrangements and satisfy all obligations arising thereunder. Specifically, and not by way of limitation, the Company and each Subsidiary shall recognize Wine World Employees' vacation time and sick leave earned but unused prior to the Closing Date under the relevant Wine World Welfare Benefit Plans and Wine World Benefit Arrangements. The Company and its Subsidiaries shall, until at least the first anniversary of the Closing Date, continue to permit earned but unused vacation time and sick leave credits to be utilized in the same manner as permitted immediately prior to the Closing Date. Notwithstanding the preceding sentences, Seller or Nestle USA, Inc.

shall be solely liable for payments under cooperation incentive agreements set forth on Schedule 4.5(b)(ii)(B).

          (e)  Company Multiemployer Pension Plans and Company Multiemployer
               -------------------------------------------------------------
Welfare Plans.  Buyer shall cause the Company and each Subsidiary to continue to
-------------
participate in and to continue to contribute to all Company Multiemployer Pension Plans and Multiemployer Welfare Plans to the extent such participation and contribution are required by any Collective Bargaining Agreement in effect as of the Closing Date. Such participation and contribution shall continue so long as cessation of participation or contribution would be a violation of any such Collective Bargaining Agreement.

          (f)  Severance Benefits.  Buyer and Seller hereby agree that the
               ------------------
transaction contemplated by this Agreement shall not constitute a termination of employment for purposes of determining a Wine World Employee's eligibility for severance benefits under any Company Employee Plan. Any severance payments due to a Wine World Employee after the Closing Date (regardless of whether the termination of employment occurred prior to, contemporaneous with or subsequent to the Closing Date) shall be the sole responsibility of the Company and the Subsidiaries.

          (g)  Salary, Bonus and Deferred Compensation.  Following the Closing
               ---------------------------------------
Date, the Company and each Subsidiary shall continue Wine World Employees' salaries and bonus payments, at no less than the levels of such salaries and bonuses currently paid to employees having similar job classifications (excluding any amounts payable in connection with the transactions contemplated by this Agreement), during their continued employment with the Company or any Subsidiary, until such salaries and bonuses are changed by the Company or any Subsidiary in the ordinary course of business, but in no event shall the level of such salaries or bonuses be decreased prior to the first anniversary of the Closing Date. Any bonuses (including without limitation, sales incentive payments) payable to a Wine World Employee or Former Wine World Employee after the Closing Date (regardless of whether the service to which such bonuses relate was performed prior to, contemporaneous with, or subsequent to the Closing Date) shall be the sole responsibility of the Company and the Subsidiaries, except as otherwise provided in subsections (h) and (j) below and except for the cooperation incentive agreements set forth on Schedule 4.5(b)(ii)(B).

          (h)  TERP and ESP.  The Closing Date shall be the date of "termination
               ------------
of employment" of each Wine World Employee under the TERP and ESP for all purposes, including eligibility for the commencement of benefits, and no Wine World Employee shall accrue additional benefits, or receive additional contributions or allocations, under any of such plans as a result of employment with the Company or any Subsidiary after the Closing Date. Any amounts payable to or with respect to a Wine World Employee or a Former Wine World Employee after the Closing Date under the TERP or the ESP shall be the sole responsibility of the Seller or its affiliates after the Closing Date.

          (i)  KEIP and MLIP.  The provisions of this Section, and not those of
               -------------
Section 10.3(c) or 10.3(d) above, shall govern the obligations of the parties with respect to the KEIP and the MLIP. The Closing Date shall be the date of "termination of employment" of each Wine World Employee under the KEIP and MLIP for all purposes, including eligibility for the commencement of benefits, and no further premium contributions shall be made with respect to any Wine World Employee under the KEIP and MLIP as a result of employment with the Company or any Subsidiary after the Closing Date, except as provided under the KEIP and MLIP with respect to any Wine World Employee who is eligible to retire as of the Closing Date. Any premium contributions payable with respect to a Wine World Employee or a Former Wine World Employee after the Closing Date under the KEIP and MLIP shall be the sole responsibility of the Seller or its affiliates after the Closing Date. Seller or one of its remaining affiliates after the Closing Date shall retain all rights of the "Company" and "Employer" under the KEIP and MLIP, including but not limited to all such rights in any insurance policies issued in connection with the KEIP and MLIP which cover any Wine World Employees and Former Wine World Employees.

          (j)  Stock Plans.  The provisions of this Section 10.3(j), and not
               -----------
those of Section 10.3(c), 10.3(d) or 10.3(g) above, shall govern the obligations of the parties with respect to the Stock Plans. Except as otherwise provided in the agreements referenced in Schedule 4.5(b)(ii)(B) and James Tonjum's deferred compensation agreement as referenced in Schedule 4.20, the Closing Date shall be the date of "termination of employment" of each Wine World Employee under the Stock Plans for all purposes, including eligibility for the commencement of benefits, and no further contributions, grants or allocations shall be made with respect to any Wine World Employee under the Stock Plans as a result of employment with the Company or any Subsidiary after the Closing Date. Any amounts payable with respect to a Wine World Employee or a Former Wine World Employee after the Closing Date under the Stock Plans shall be the sole responsibility of the Seller or its affiliates after the Closing Date.

          10.4 Administrative Tax Matters.
               --------------------------

          (a)  Filing of Tax Returns and Payment of Taxes.
               ------------------------------------------

                 (i)   Seller. Seller shall prepare and timely file (or cause to
                       ------
     be prepared and timely filed), in a manner consistent with prior years, (a) a consolidated federal income Tax return (and, if applicable, a combined state Tax return) for the Seller Affiliated Group for the taxable year including the Closing Date, including therein the Company and the Subsidiaries for the Pre-Closing Taxable Period and (b) any state, local and foreign Tax return for, including or required to be filed by the Company or the Subsidiaries for any Pre-Closing Taxable Period. Seller shall pay (or cause to be paid) all Taxes due and payable with respect to the Tax returns required to be filed (or required to be caused to be filed) by Seller pursuant to this Section 10.4 or otherwise with respect to any Pre-Closing Taxable Period.

                 (ii)  Buyer. Buyer shall prepare and timely file (or cause to
                       -----
     be prepared and timely filed) any Tax return for, including or required to be filed by the Company or the Subsidiaries for any Post-Closing Taxable Period. Buyer shall pay (or cause to be paid) all Taxes due and payable with respect to the Tax returns required to be filed (or required to be caused to be filed) by Buyer pursuant to this
     Section 10.4.

                 (iii) Straddle Period.  Buyer will prepare and file any Tax
                       ---------------
     return for any Straddle Period. Buyer shall deliver to Seller a copy of each such Tax return at least 15 days prior to the proposed filing date thereof. Buyer agrees to consider in good faith any issues raised by Seller upon review of such returns. The Tax liability with respect to such Straddle Period shall be borne and paid (or caused to be paid) by Seller and Buyer on the basis of an allocation between the Pre-Closing Period and the Post-Closing Period as if each such period were a separate taxable year.

          (b)  Refunds.  Seller shall be entitled to any refund (net of any
               -------
applicable Tax) of any and all Taxes of Seller, the Company and the Subsidiaries for all Pre-Closing Taxable Periods. Buyer shall be entitled to any refund (net of any applicable Tax) of any and all Taxes of Buyer, the Company and the Subsidiaries for all Post-Closing Taxable Periods. Any refunds with respect to Straddle Period shall be allocated under the principles set forth in Section 10.4(a)(iii).

          (c)  Contests and Audits.  Upon the receipt by Buyer, the Company, the
               -------------------
Subsidiaries or Seller of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes as to which there is an obligation of indemnity under Section 11.4, Buyer or Seller, as the case may be, shall promptly notify the other in writing of the receipt of such notice. The party having the obligation of indemnity under Section 11.4 (the "Controlling Party") shall have the sole right to control, and to represent the interests of all affected taxpayers in, any Tax audit or administrative, judicial or other proceeding and to employ counsel of its choice at its expense. The party other than the Controlling Party shall execute and deliver to the Controlling Party, promptly upon request, such powers of attorney authorizing the Controlling Party to extend statutes of limitation, receive refunds and take such other actions that the Controlling Party reasonably considers to be appropriate or helpful in exercising its control rights pursuant to this Section 10.4.

          (d)  Cooperation.  Seller, on the one hand, and Buyer, on the other
               -----------
hand, agree to cooperate with each other in the manner described in Section 10.1 with respect to the preparation of any return for Taxes, any claim for refund or audit, and the prosecution or defense of any claim, suit, or proceeding relating the any proposed adjustment.

          10.5 Insurance.  On and after the Closing Date until the Final
               ---------
Purchase Price has been fully paid, the Company and its Subsidiaries will maintain property and casualty insurance at levels reasonable for the Business.

                                  ARTICLE XI.

                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

          11.1 Survival.  The representations and warranties of Seller and the
               --------
Company contained in Sections 4.1 through 4.4, 4.20 and 4.21 hereof (in each case, as updated pursuant to Section 6.8 and as in effect on the Closing Date) shall survive the Closing Date and shall terminate only when the applicable statutes of limitations with respect to the liabilities in question expire. The representations and warranties of Seller and the Company contained in Sections
4.13 and 4.19 hereof (in each case, as updated pursuant to Section 6.8 and as in effect on the Closing Date) shall survive the Closing Date and shall terminate on the third anniversary of the Closing Date. The representations and warranties of Seller and the Company contained in Section 4.23 hereof shall terminate on the Closing Date. All other representations and warranties of Seller, the Company and Buyer contained herein (in each case, as updated pursuant to Section 6.8 and as in effect on the Closing Date) shall survive the Closing Date and shall terminate eighteen months after the Closing Date. The representations and warranties of TPG contained herein shall terminate on the Closing Date. Upon the termination of a representation or warranty in accordance with the foregoing, such representation or warranty shall have no further force or effect for any purpose under this Agreement, including Sections
11.2 and 11.3 hereof, provided that, any representation or warranty in respect of which indemnity may be sought under Section 11.2 or 11.3, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 11.1 if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time, provided that such claim is made in accordance with the provisions hereof. The election by any party to consummate the transactions contemplated by this Agreement, notwithstanding such party's actual knowledge of the inaccuracy of any representation or warranty contained herein, shall constitute a waiver by such party of any claim for indemnification arising out of the breach of such representation or warranty.

          11.2 Indemnification by Seller.  Seller shall indemnify Buyer, the
               -------------------------
Company and the Subsidiaries, and hold each of them harmless from and against any and all Damages incurred by any of them in connection with, arising out of or resulting from (a) any breach or inaccuracy of any representation or warranty made by Seller or the Company in this Agreement (in each case, as updated pursuant to Section 6.8 and as in effect on the Closing Date) or (b) any failure by Seller or, prior to the Closing, the Company, to perform in a timely manner any agreement, covenant or obligation of Seller or the Company pursuant to this Agreement.

          11.3 Indemnification by Buyer.  Prior to the Closing, Buyer and TPG
               ------------------------
and, after the Closing, Buyer, the Company and its Subsidiaries, shall indemnify Seller and hold it harmless from and against any and all Damages incurred by it in connection with, arising out of or resulting from (a) any breach or inaccuracy of any representation or warranty made by Buyer or TPG in this Agreement (as updated pursuant to Section 6.8 and as in effect on the Closing
Date) or (b) any failure by Buyer, TPG or, after the Closing, the Company, to perform in a timely manner any agreement, covenant or obligation of Buyer, TPG or the Company pursuant to this Agreement.

          11.4 Tax Indemnifications.  In addition to the foregoing:
               --------------------

          (a) Seller shall indemnify and hold harmless Buyer, the Company and the Subsidiaries, and each of their respective affiliates, successors and assigns, from and against (i) any and all Taxes of the Seller Affiliated Group or any member thereof, including the Company and the Subsidiaries, for any Pre-Closing Taxable Period and its allocable portion of the Straddle Period and (ii) any and all Taxes of the Seller Affiliated Group (other than Taxes attributable to the Company and the Subsidiaries) imposed under or by Treasury Regulation
Section 1.1502-6 or any similar law, rule or regulation administered by any taxing authority. Notwithstanding the foregoing, Seller shall not be required to indemnify Buyer, the Company or the Subsidiaries for Taxes to the extent of the total amount of accruals or current liabilities for Taxes set forth on the final Statement of Net Working Capital.

          (b) Buyer shall indemnify and hold harmless Seller and its respective affiliates, successors and assigns, from and against (i) any and all Taxes of Buyer, the Company and the Subsidiaries for any Post-Closing Taxable Period and its allocable portion of the Straddle Period; and (ii) any and all Taxes payable as a result of any event occurring on the Closing Date, but after the Closing, which is outside of the ordinary course of business and outside the control of Seller and its affiliates, other than as a result of the Section 338(h)(10) election made pursuant to Section 3.3 hereof.

          11.5 Insurance Proceeds.  With respect to any claim required to be
               ------------------
indemnified pursuant to this Agreement, so long as the Indemnifying Party (as defined below) has complied with its indemnification obligations on such claim,
(i) to the extent available, the Indemnified Party (as defined below) shall assign to the Indemnifying Party any applicable proceeds under any insurance policy which covers the matter which is the subject of the indemnification and shall take reasonable steps to insure that the Indemnifying Party obtains the benefits of such policy, including providing any notices as required under such policy; and (ii) if the Indemnified Party receives insurance proceeds with respect to any Damages paid by the Indemnifying Party, then the Indemnified Party shall reimburse the Indemnifying Party in an amount equivalent to such proceeds up to the amount actually paid by the Indemnifying Party. For purposes of this Article XI, the term "Indemnifying Party" shall mean the party against whom indemnification is claimed pursuant to Sections 11.2, 11.3 or 11.4, as applicable. For purposes of this Article XI, the term "Indemnified Party" shall mean the party (on behalf of itself or its Representatives or affiliates) claiming to be entitled to the benefit of indemnification pursuant to Sections 11.2, 11.3 or 11.4, as applicable.

          11.6 Indemnification Procedures.
               --------------------------

          (a)  Procedures Relating to Indemnification.  Except as to matters
               --------------------------------------
covered by Sections 10.4(c) and (d), in the event that any lawsuit, enforcement action, or other proceeding is filed against an Indemnified Party with respect to any third-party claim or the Indemnified Party receives notice of, or becomes aware of, a condition or event which otherwise entitles or may entitle such party to the benefit of any indemnity hereunder, written notice thereof (the "Claim Notice") shall be given to the Indemnifying Party in good faith, as promptly as practicable and in any event within ten (10) business days after receipt of notice or service of the notice, complaint, citation or summons; provided that the failure of an Indemnified Party to give such Claim Notice shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give such Claim Notice. Notwithstanding the foregoing, a Claim Notice that relates to a representation or warranty that is subject to a survival period set forth in
Section 11.1 must be made within such survival period, whether or not the Indemnifying Party is prejudiced by any failure to give the Claim Notice. The Claim Notice shall describe in reasonable detail the nature of the claim, including an estimate, to the extent readily available, of the amount of Damages that have been or may be suffered or incurred by the Indemnified Party attributable to such claim, the basis of the Indemnified Party's request for indemnification under this Agreement and all information in the Indemnified Party's possession relating to such claim which can be reasonably provided without undue delay or expense.

          (b)  Conduct of Defense.  After receipt of such Claim Notice, the
               ------------------
Indemnifying Party shall be entitled, if it so elects, to take control of the investigation, defense, settlement, negotiation, trial or other resolution of a claim or the remediation of any condition or event which otherwise entitles the Indemnified Party to the benefit of any indemnity hereunder, and to employ and engage attorneys of its own choice to handle and defend the claim (including any appeal, if such Indemnifying Party elects to make an appeal), or in the case of a condition or event, to employ such persons and to take such actions as it deems necessary to remediate such condition or event, at the Indemnifying Party's cost, risk and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to reasonably and in good faith cooperate with the Indemnifying Party and its counsel in contesting any claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the third-party claim or any cross-complaint against any person or providing statements or testimony in connection therewith. If the Indemnifying Party does not, within 10 business days after receipt of the Claim Notice, notify the Indemnified Party in writing that the Indemnifying Party has elected to assume the defense of the claim, the Indemnified Party shall be entitled to take control of the claim, to a final conclusion or settlement. The cost and expense of such claim shall be reimbursed by the Indemnifying Party (if it is subsequently finally judicially determined that the Indemnifying Party is or was obligated to defend or indemnify the Indemnified Party), provided that the Indemnified Party has promptly and vigorously prosecuted the claim to a final conclusion or settlement. Notwithstanding the foregoing, the Indemnified Party shall be entitled to conduct its own defense at the cost and expense of the Indemnifying Party if the Indemnified Party establishes that the conduct of its defense by the Indemnifying Party would reasonably be likely to prejudice materially the Indemnified Party due to a conflict of interest between the Indemnified Party and the Indemnifying Party; and provided further that in any event the Indemnified Party may participate in such defense at its own expense.

          (c)  Settlement.  In the event that the Indemnified Party settles any
               ----------
claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no further indemnification obligations under this
Article XI with respect to such claim; provided, however, that if the Indemnifying Party refuses to defend or otherwise handle such claim and it is subsequently determined that the Indemnifying Party is or was obligated to defend or indemnify the Indemnified Party with respect to such claim, then the Indemnifying Party shall remain obligated with respect to such settlement amount. If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Party or if such settlement or cessation does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice. In the event that the Indemnifying Party proposes a settlement to any claim with respect to which the Indemnifying Party is or was entitled to defend, which settlement is satisfactory to the party instituting such claim, and the Indemnified Party withholds its consent to such settlement, and thereafter a final judgment is entered against the Indemnifying Party or Indemnified Party pursuant to which Damages exceed the amount of the proposed settlement, then in such case the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Article XI against and in respect of the amount by which the Damages resulting from such final judgment exceed the amount of the proposed settlement.

          11.7 Mitigation.  Each Indemnified Party shall have an obligation to
               ----------
mitigate Damages under this Agreement, and to that end each party shall use its best efforts and shall consult and cooperate with each other with a view towards mitigating claims, losses, liabilities, Damages, deficiencies, costs and expenses that may give rise to claims for indemnification under this Article XI.

          11.8 Cooperation.  In the event that any action, suit, proceeding or
               -----------
investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing, the parties hereto agree to cooperate and use reasonable efforts to vigorously defend against and respond thereto and make available to each other such personnel, witnesses, books, records, documents or other information within its control that are necessary or appropriate for such defense; provided that, subject to Section 11.6(a), the Indemnifying Party shall reimburse the Indemnified Party for its out-of-pocket expenses incurred in connection therewith.

          11.9 Limitations.  Except as otherwise specified in Sections 6.3 and
               -----------
6.4(a):

          (a) Seller shall not be liable to Buyer, the Company or the Subsidiaries under this Agreement for any Damages pursuant to Sections 11.2(a) and 11.4(a) (except as to federal income, state income and franchise taxes) unless and until (i) the Damages actually incurred by Buyer, the Company or the Subsidiaries after the Closing for each claim for indemnity under Sections 11.2(a) and 11.4(a) (except as to federal income, state income and franchise taxes) exceed $100,000 and (ii) the aggregate amount for all such Damages due Buyer, the Company or the Subsidiaries (excluding Damages incurred in any individual claim of less than $100,000) exceeds an accumulated total of $1,000,000 (the "Threshold Amount"), and thereafter the total amount of all such Damages in excess of $100,000 per claim actually incurred (excluding the first $1,000,000) shall be indemnifiable. For purposes of determining whether the $100,000 per claim limit has been satisfied, individual claims involving substantially similar or related circumstances shall be aggregated.

          (b) Neither (i) Seller's aggregate liability under Sections 11.2 and 11.4(a) for all claims for Damages incurred by Buyer, the Company or the Subsidiaries, together with any liability of Seller under the Environmental Indemnification Agreement, nor (ii) Buyer's and TPG's aggregate liability under Sections 11.3 and 11.4(b) for all claims for Damages incurred by Seller shall in any event exceed, in either case (i) or (ii), the Final Purchase Price determined as set forth in Section 2.2.

          (c) In no event shall any party be liable for any incidental, consequential, indirect or special losses or damages (including, without limitation, lost profits, lost revenues and loss of business), whether foreseeable or not, whether occasioned by any failure to perform or the breach of any representation, warranty, covenant or other obligation under this Agreement for any cause whatsoever; provided, however, that a breach of representation contained in Section 4.25 which causes injury to a person shall constitute reasonable Damages to the extent set forth in Article XI.

          (d) Buyer agrees that all rights of indemnification and contribution, if any, existing in favor of the present or former officers, directors, employees, fiduciaries and agents of the Company or any of its Subsidiaries as provided in the Certificate of Incorporation or Bylaws of the Company or its Subsidiaries, as applicable, as in effect as of the date hereof, with respect to matters occurring prior to the Closing Date shall survive the Closing Date and shall continue in full force and effect for a period of not less than the applicable statute of limitations.

          (e) Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

          11.10  Purchase Price Adjustment.  Amounts paid for indemnification
                 -------------------------
under these provisions shall be deemed to be adjustments to the purchase price payable under Section 2.2.

          11.11  Exclusive Remedy.  Except as to matters covered by Sections
                 ----------------
6.3, 6.4(a) and Article IX, the rights of Buyer under this Article XI shall be the exclusive remedy of Buyer with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of Seller or the Company contained herein. Except as to matters covered by Sections 6.3, 6.4(a) and Article IX, the rights of Seller under this Article XI shall be the exclusive remedy of Seller with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of Buyer and TPG contained herein. Except as expressly set forth in this Agreement, neither Seller nor any of its Representatives or affiliates makes or has made any representations or warranties, express or implied, in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, (i) the Assets shall be transferred to Buyer pursuant to this Agreement in their present condition, "AS IS" and without any warranty, express or implied; and (ii) no patent or latent physical condition or defect in any of the Assets, whether or not now known or discovered shall affect the rights of either party.

                                 ARTICLE XII.

                                 MISCELLANEOUS
                                 -------------

          12.1      Termination.
                    -----------

          (a)  Termination.  This Agreement may be terminated at any time prior
               -----------
to Closing:

                 (i)   By mutual written consent of Buyer and Seller;

                 (ii) By Buyer or Seller if the Closing shall not have occurred on or before January 31, 1996; provided however, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (a)(iv) of this Section 12.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (a)(iii) of this Section 12.1;

                 (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing Date if Seller has not had an adequate opportunity to cure such failure; or

                 (iv) By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by TPG or Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in
     Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in
     Article VII to be satisfied on or prior to the Closing Date; provided that Seller may not terminate this Agreement prior to the Closing Date if TPG or Buyer, as applicable, has not had an adequate opportunity to cure such failure.

          (b)  In the Event of Termination.  In the event of termination of this
               ---------------------------
Agreement:

                 (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                 (ii) No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in Sections 12.9, 12.10 or 12.11 or in subsections (i) or (ii) of this Section 12.1(b), and except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement.

          12.2      Assignment.  Neither this Agreement nor any of the rights or
                    ----------
obligations hereunder may be assigned by Seller or the Company without the prior written consent of Buyer, or by Buyer or TPG without the prior written consent of Seller. Subject to the foregoing, this Agreement and each provision therein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

          12.3      Notices; Transfer of Funds.  Unless otherwise provided
                    --------------------------
herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

     If to Seller or the Company:  James H. Ball, Esq.
                                   Senior Vice President and General Counsel
                                   Nestle Holdings, Inc.
                                   c/o Nestle USA, Inc.
                                   800 North Brand Boulevard
                                   Glendale, California 91203

     With copies to:               Kristin Adrian, Esq.
                                   Vice President and Deputy
                                    General Counsel
                                   Nestle USA, Inc.
                                   345 Spear Street
                                   San Francisco, CA  94105

                                   Mary Ellen Kanoff, Esq.
                                   Latham & Watkins
                                   633 West Fifth Street, Suite 4000
                                   Los Angeles, California 90071

     If to Buyer:                  Silverado Partners Acquisition Corp.
                                   P.O. Box 6230
                                   Napa, California  94581
                                    Attn:  David I. Freed

     With a copy to:               C. Richard Lemon
                                   Dickenson, Peatman & Fogarty
                                   809 Coombs Street
                                   Napa, California 94559

     If to TPG:                    James J. O'Brien
                                   Texas Pacific Group
                                   201 Main Street, No. 2420
                                   Fort Worth, Texas 76102

     With a copy to:               Gregg Vignos, Esq.
                                   Pillsbury, Madison & Sutro
                                   225 Bush Street
                                   San Francisco, California  94104


or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          12.4      Choice of Law.  This Agreement shall be construed,
                    -------------
interpreted and the rights of the parties determined in accordance with the laws of the State of New York without reference to its choice of law provisions.

          12.5      Entire Agreement; Amendments and Waivers.  This Agreement,
                    ----------------------------------------
together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, except for those certain letter agreements dated June 2, 1995 between Buyer and its Representatives on the one hand, and Nestle USA, Inc. on the other hand (collectively, the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect through the Closing Date. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          12.6      Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.7      Invalidity.  In the event that any one or more of the
                    ----------
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          12.8      Headings.  The headings of the Articles and Sections herein
                    --------
are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.9      Expenses.  Seller and Buyer will share equally the cost of
                    --------
any document and transfer taxes and any sales, use or other taxes imposed by reason of the transfer of the Stock provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Except as otherwise provided herein, Seller, Buyer and TPG will each be liable for its own, and Seller shall be liable for the Company's, costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

          12.10     Publicity.  Except as otherwise required by law or legal
                    ---------
process, no party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior written approval of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution of this Agreement and/or the Closing Date.

          12.11     Confidential Information.  The parties acknowledge that the
                    ------------------------
transaction described herein is of a confidential nature and shall not be disclosed except to Representatives, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in
Section 12.10. None of Seller, Buyer or TPG shall make any public disclosure of the specific terms of this Agreement, except as required by law. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to give duplicates to Representatives, in connection with the transactions contemplated hereby. Seller, at a time and in a manner which it reasonably determines, may notify employees, unions and bargaining agents as well as lessors under the Leases and the Company's and the Subsidiaries' distributors of the fact of the subject transaction. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. The obligations of the parties and their Representatives set forth in this Section 12.11 shall be in addition to, and shall in no way diminish, the obligations of the parties and their Representatives set forth in the Confidentiality Agreement.

          12.12     No Third-Party Beneficiary.  The provisions of this
                    --------------------------
Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions. The parties specifically disavow any desire or intention to create any third party beneficiary hereunder, and specifically declare that no person or entity, except for the parties and their successors, shall have any right hereunder nor any right of enforcement hereof.

          12.13     Representation of Counsel; Mutual Negotiation.  Each party
                    ---------------------------------------------
has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm's-length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party. The parties' respective counsel may not be disqualified from representing their clients in indemnification or other disputes arising out of this transaction by virtue of such counsel's prior representation of the other party in an unrelated matter.

          12.14     No Reliance on Other Information.  Except for the
                    --------------------------------
representations and warranties contained in this Agreement, neither Seller nor the Company nor Wine World nor any Representative or affiliate or other person acting for any of them makes any other representation or warranty, express or implied, with respect to the Company, Wine World, the Assets, Business, financial condition or prospects or the execution, delivery or performance by Seller and the Company of this Agreement or with respect to the transactions contemplated hereby, and Seller and the Company hereby disclaim any such representation or warranty, whether oral or written, whether by Seller, the Company or Wine World or any of their respective Representatives or affiliates or any other person. Buyer and TPG acknowledge that none of Seller, the Company, Wine World or any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller, the Company or Wine World not included in this Agreement or the Seller Disclosure Schedule attached hereto, and neither Seller, the Company, Wine World nor any other person will have or be subject to any liability to Buyer, TPG or any other person resulting from the distribution to Buyer and TPG, or Buyer's or TPG's use of, any such information (including, without limitation, any brochures, offering memoranda or other publications distributed in connection with the sale of Stock or in any presentation by the management of Wine World and any estimates of anticipated performance of the business of the Company or its Subsidiaries.)

          12.15    Release of TPG.  Notwithstanding anything to the contrary
                   --------------
contained in this Agreement, TPG shall be released from all of its obligations under this Agreement upon the Closing of the transactions contemplated by this Agreement (including receipt of the certified or cashiers' check representing the cash portion of the Base Purchase Price), without further action on the part of any party hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


Nestle Holdings, Inc.                 Silverado Partners Acquisition Corp.
("Seller")                            ("Buyer")

By: /s/ Peter D. Argentine            By: /s/ C. Richard Lemon
   ----------------------------           -----------------------
   Name:  Peter D. Argentine              Name: C. Richard Lemon
        -----------------------                ------------------
   Title: Senior Vice President           Title: Vice President
         ----------------------                 -----------------

NOTG Holdings, Inc.                   TPG Partners, L.P.
(the "Company")                       ("TPG")

By: /s/ Peter D. Argentine            By:  TPG GenPar, L.P.
   ----------------------------       Its General Partner
   Name:  Peter D. Argentine
        -----------------------
   Title: Senior Vice President
         ----------------------

                                      By:  TPG Advisors, Inc.
                                      Its General Partner

                                      By: /s/ William S. Price III
                                         -----------------------------
                                        Name: /s/ William S. Price III
                                             -------------------------
                                        Title: Vice President
                                              ------------------------

                                   EXHIBIT C

                      FORM OF OPINION OF BUYER'S COUNSEL

          (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Buyer has the corporate power and authority to execute and deliver this Agreement and the Seller Note and to consummate the transactions contemplated hereby and thereby and all requisite corporate action has been taken by the Board of Directors of Buyer to authorize the execution, delivery and performance of this Agreement and the Seller Note by Buyer;

          (b) Each of this Agreement and the Seller Note has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity);

          (c) Neither the execution and delivery of this Agreement and the Seller Note by Buyer nor the consummation of the transactions contemplated hereby or thereby will (i) violate the Certificate of Incorporation or Bylaws of Buyer, (ii) violate any federal or state statute, rule or regulation applicable to Buyer; or (iii) to the knowledge of such counsel, violate any judgment, decree, injunction, writ or order applicable to Buyer; and

          (d) No authorization, consent, order, permit or approval of, or filing with, any United States federal or state governmental body is necessary, under any statute or rule known to such counsel, for the consummation by Buyer of the transactions contemplated on its part hereby other than filings under the HSR Act.

                                   EXHIBIT D

                      FORM OF OPINION OF SELLER'S COUNSEL

          (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and all requisite corporate action has been taken by the Board of Directors of Seller to authorize the execution, delivery and performance of this Agreement by Seller;

          (b) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and all requisite corporate action has been taken by the Board of Directors of the Company to authorize the execution, delivery and performance of this Agreement by the Company;

          (c) This Agreement has been duly executed and delivered by the Company and Seller and is the valid and binding obligation of the Company and Seller, enforceable against each of them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), and subject to other customary exceptions, including without limitation the unenforceability under certain circumstances of covenants not to compete;

          (d) The Company's authorized capital stock consists of 1,000 shares of Common Stock, no par value, of which 1,000 shares are issued and outstanding. All of the Company's outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. To the best knowledge of such counsel, Seller has marketable title to all of the outstanding shares of the Stock free and clear of all Encumbrances with full right, power and authority to transfer and sell said shares to Buyer;

          (e) To the best knowledge of such counsel, there are not outstanding any subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Company or any Subsidiary or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Company or any Subsidiary, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities by the Company or any Subsidiary;

          (f) Each of the Subsidiaries of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its state of its incorporation, and has full corporate power and authority to carry on its Business as now conducted and to own, lease and operate its properties; each such Subsidiary is qualified to transact business in all jurisdictions where such qualification is necessary; and all of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and except as set forth in the Seller Disclosure Schedule, the Company owns, directly or indirectly, all of the outstanding capital stock of each of the Subsidiaries;

          (g) Except as set forth in the Seller Disclosure Schedule, to the best knowledge of such counsel, no action, suit, proceeding or claim is pending or threatened against the Company any of its Subsidiaries, the Assets or the transactions contemplated by this Agreement;

          (h) Neither the execution and delivery of this Agreement by Seller or the Company nor the consummation of the transactions contemplated hereby will
(i) violate the Certificate of Incorporation or Bylaws of Seller or the Company,
(ii) violate any federal or California statute, rule or regulation applicable to Seller or the Company or any of its Subsidiaries; or (iii) to the knowledge of such counsel, violate any judgment, decree, injunction, writ or order applicable to Seller or the Company or any of its Subsidiaries; and

          (i) No authorization, consent, order, permit or approval of, or filing with, any United States federal or state governmental body is necessary, under any statute or rule known to such counsel, for the consummation by Seller or the Company of the transactions contemplated on each of their parts hereby, except as set forth in this Agreement, the Seller Disclosure Schedule or those the absence of which would not have a Material Adverse Effect.

                                FIRST AMENDMENT

                                      TO

                           STOCK PURCHASE AGREEMENT


          This First Amendment (this "Amendment"), dated as of December 28, 1995, to the Stock Purchase Agreement, dated as of November 17, 1995, by and among Silverado Partners Acquisition Corp., a California corporation ("Buyer"), and TPG Partners, L.P., a Delaware limited partnership ("TPG"), on the one hand, and Nestle Holdings, Inc., a Delaware corporation ("Seller") and NOTG Holdings, Inc., a Delaware corporation ("NOTG"), on the other hand (the "Agreement"), is by and among Seller, Wine World Estates Company, a Delaware corporation ("Wine World"), Buyer, Wine Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Buyer ("Merger Sub") and TPG. Wine World is the successor to NOTG, which merged with and into Wine World prior to the date hereof. Capitalized terms not otherwise defined herein have the meanings given to them in the Agreement.

          WHEREAS, Seller, NOTG, Buyer and TPG previously have entered into the Agreement, pursuant to which Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, all of the outstanding capital stock of NOTG, which was the parent corporation of Wine World prior to its merger into Wine World;

          WHEREAS, the parties desire to amend the Agreement to effect Buyer's acquisition of Wine World through a merger of Merger Sub with and into Wine World, with Wine World as the surviving corporation following such merger (the "Merger") in accordance with the terms and conditions of Section 251 of the General Corporation Law of the State of Delaware (the "GCL");

          WHEREAS, the parties desire to amend certain provisions of the Agreement as more fully set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

          1.   Mergers of NOTG, ACS and ACW with and into Wine World.  The
               -----------------------------------------------------
parties acknowledge that prior to the Closing Date, each of NOTG, Alexander Cairns & Sons Ltd., Inc., a Maryland corporation ("ACS") and A.C. Wines, Inc., a Delaware corporation ("ACW") have been merged with and into Wine World, the separate existence of each of NOTG, ACS and ACW has ceased, and Wine World has continued as the surviving corporation following such mergers. The parties agree that nothing in the Agreement shall be deemed to prevent or restrict the foregoing mergers, and no default shall be deemed to have occurred under the Agreement as a result thereof. By operation of such mergers, Wine World shall succeed to all of the assets, rights and privileges and assume all liabilities and obligations of NOTG under the Agreement. From and after the effective date of the mergers of NOTG, ACS and ACW into Wine World, all references in the Agreement (including the schedules and exhibits thereto) to the "Company" shall be deemed to be references to Wine World, and all representations, warranties and covenants of the "Company" shall be representations, warranties and covenants of Wine World, as fully as if they originally had been made by Wine World.

          2.   Defined Terms.
               -------------

          (a) The following defined terms contained in the Agreement are hereby amended to read in full, and are incorporated into Section 1.1 of the Agreement, as follows:

               "Net Working Capital" shall mean the current assets less the current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (as modified in Schedule 4.12) in a manner consistent with the accounting policies used in the preparation of the Statement of Net Assets, except that intercompany receivables and intercompany payables shall be excluded in accordance with Section 6.9.

               "Seller Note" shall mean that certain secured promissory note to be delivered by the Company to Seller as of the Closing Date, substantially in the form attached as Exhibit A hereto with such changes as may be mutually agreed upon by Buyer and Seller prior to Closing. The Seller Note shall be in the principal amount of $275,000,000, shall bear simple interest at an annual rate of 8%, subject to increase in the event of default, shall be payable in full on January 16, 1996, shall be guaranteed by Buyer and shall be secured by a pledge of all of the Stock and all of the Subsidiaries' capital stock, together with the personal property assets and certain real property of the Company and Buyer and such other security of Buyer, the Company or the Subsidiaries as Seller in its sole discretion deems necessary or advisable.

               "Stock" shall mean the 51,000 outstanding shares of common stock, par value $1,000 per share, of Wine World which immediately prior to the Closing will be owned by Seller.

               "Subsidiaries" shall mean all corporations, partnerships, joint ventures or other entities in which the Company, directly or indirectly, owns greater than 50% of the outstanding shares of capital stock, partnership interests or other equity interests.

          (b) Section 1.3 of the Agreement is hereby amended to include the following new defined terms, or to amend the cross-reference for an existing defined term, as follows:

          Term                                  Section
          ----                                  -------

          Constituent Corporations              2.2
          Effective Date                        2.3
          Gamble Guaranty                       6.11(a)
          Gamble Release                        6.11(a)
          Interest Amount                       2.4(d)
          Issuing Bank                          6.11(a)
          Lease Letter of Credit                6.11(a)
          Measurement Date                      6.11(a)
          Merger Consideration                  2.5
          Statement of Net Working Capital      2.6(a)
          Surviving Corporation                 2.1

          (c) All references in the Agreement to the "Base Purchase Price" are hereby amended to refer to the "Merger Consideration" as defined in Section 2.5(a) contained below in this Amendment, and all references in the Agreement to the "Final Purchase Price" are hereby amended to refer to the Merger Consideration as adjusted pursuant to Section 2.6 contained below in this Amendment.

          (d) All references in the Agreement to the "Agreement" and all references in this Amendment to the "Agreement" are hereby deemed to incorporate by reference this Amendment.

          3.   Amendment of Article II.  Article II of the Agreement is hereby
               -----------------------
amended to read in full as follows:

                                  "ARTICLE II
                                  ----------
                                  The Merger
                                  ----------

          Section 2.1  The Merger.  Upon the Effective Date, in accordance with
                       ----------
this Agreement and the GCL, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation. As constituted from and after the Effective Date, the Company hereinafter is sometimes referred to as the "Surviving Corporation."

          Section 2.2  Effect of the Merger.  Upon the effectiveness of the
                       --------------------
Merger, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Company and Merger Sub (the "Constituent Corporations"); all property, real, personal and mixed, and all debts due on whatever account and all choses in action, and all and every other interest, of or belonging to or due each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in the Company, Merger Sub or the Surviving Corporation shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations so merged; any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the GCL, and neither the rights of creditors nor any liens upon the respective properties of the Constituent Corporations and the Surviving Corporation shall be impaired by the Merger; all with the effect set forth in the GCL.

          Section 2.3  Consummation of the Merger.  Upon the satisfaction or
                       --------------------------
waiver of the conditions contained in this Agreement, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as agreed upon by Buyer and Seller, and as required by, and executed in accordance with, the relevant provisions of the GCL, with such merger to be effective as of the Closing Date (the effective time of the Merger is referred to herein as the "Effective Date"). The parties hereto agree that this Amendment shall constitute an agreement of merger between the Company and Merger Sub which satisfies the requirements of Section 251(b) of the GCL. Each of Seller as the sole stockholder of the Company and Buyer as the sole stockholder of Merger Sub, by executing this Amendment, waives the requirements for the notice of the meeting and the meeting referred to in Section 251(c) of the GCL and consents to the Merger pursuant to Section 228 of the GCL.

          Section 2.4  Restated Certificate of Incorporation; Bylaws; Directors
                       --------------------------------------------------------
and Officers.  The Certificate of Incorporation and Bylaws of the Surviving
------------
Corporation shall be the Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Date, until thereafter amended as provided therein and under the GCL. The directors of the Surviving Corporation shall be the directors of Merger Sub holding office immediately prior to the Effective Date, and the officers of the Surviving Corporation shall be the officers of the Company holding office immediately prior to the Effective Date.

          Section 2.5  Conversion of Securities.  At the Effective Date, by
                       ------------------------
virtue of the Merger and without any action on the part of the Company, Merger Sub, the Surviving Corporation or the holders of any of the following securities:

          (a) The shares of Stock of the Company issued and outstanding immediately prior to the Effective Date shall be cancelled and extinguished and be converted into and become a right to receive, in the aggregate, (i) Seventy-Five Million Dollars ($75,000,000), payable by delivery to Seller of a certified or cashier's check representing funds available on the first business day following the Closing Date and (ii) the Seller Note in the principal amount of Two Hundred Seventy-Five Million Dollars ($275,000,000) (the $75,000,000 certified or cashier's check, together with the Seller Note in the principal amount of $275,000,000 are referred to herein as the "Merger Consideration"). Seller hereby waives all dissenters' appraisal and other rights arising under
Section 262 of the GCL with respect to its shares of Stock in the Merger.

          (b) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Date shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (c) All notes and other debt instruments of Merger Sub and the Company which are outstanding at the Effective Date shall continue to be outstanding subsequent to the Effective Date as debt instruments of the Surviving Corporation, if permitted by their respective terms and provisions.

          (d) Concurrently with the payment of the Merger Consideration, the Company shall pay to Seller the additional amount of $13,125.00 representing interest on the $75,000,000 portion of the Merger Consideration from the Closing Date to the time the $75,000,000 becomes available to Seller (the "Interest Amount"). The Interest Amount shall be paid by certified or cashier's check to Seller in the same manner as the Merger Consideration as provided in subsection
(a) above.

          Section 2.6  Net Working Capital Adjustment.
                       ------------------------------

          (a) Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a statement audited by Price Waterhouse, L.L.P. setting forth its calculation of the Net Working Capital as of the Closing Date, prepared as described herein (the "Statement of Net Working Capital"). The Statement of Net Working Capital shall be prepared in accordance with the definition of Net Working Capital and shall give effect to the elimination of intercompany receivables and payables between Seller or its affiliates on the one hand, and the Company or its Subsidiaries on the other, as provided in Section 6.9 hereof. Seller and KPMG Peat Marwick, L.L.P. shall have the right to be present to observe the taking of any physical inventory in conjunction with the preparation of Buyer's calculation of the Statement of Net Working Capital and may review and examine the procedures, books, records and work papers used in its preparation.

          (b) Unless Seller, within sixty (60) days after receipt of the Statement of Net Working Capital, notifies Buyer that it objects to the computation contained therein, specifying the basis for such objection, Buyer's calculation of the closing Net Working Capital shall be binding upon the parties. The computation of the Net Working Capital shall not be disputed as to accounting principles so long as the principles and procedures used to compute it are consistent with those described in the definition of Net Working Capital in Section 1.1 hereof. If Buyer and Seller are unable to agree upon the calculation of Net Working Capital within sixty (60) days after any such notification has been given by Seller or within a mutually agreed to extended time period, the controversy shall be referred to a mutually acceptable independent accounting firm for a final determination thereof. Such determination shall be binding upon the parties, absent manifest error. The parties shall share equally the fees and expenses of such firm.

          (c) The Company shall pay to Seller the amount by which the final closing Net Working Capital exceeds $131,150,000, or Seller shall pay to the Company the amount by which $131,150,000 exceeds the final closing Net Working Capital, such payment to be made in accordance with Section 2.6(d), and in either case such payment shall be deemed an adjustment to the Merger Consideration payable pursuant to Section 2.5. Notwithstanding the foregoing, if the total net payment that would be made by reason of the foregoing is less than $250,000, such payment shall not be made and there will be no adjustment to the Merger Consideration.

          (d) Any payment required under Section 2.6(c) shall be delivered by wire transfer of immediately available funds in accordance with the instructions of the appropriate recipient, together with interest thereon for each day from and including the Closing Date to, but excluding, the date of payment, at a rate per annum equal to the Interest Rate, (i) within the lesser of sixty-five (65) days after delivery by Buyer of the Statement of Net Working Capital, or five
(5) business days after Seller notifies Buyer that it does not object to the Statement of Net Working Capital; or (ii) if Seller shall have objected to the Statement of Net Working Capital, within five (5) business days following final determination of the disputed items pursuant to Section 2.6(b)."

          4.   Amendment of Section 3.2.  Section 3.2 of the Agreement is hereby
               ------------------------
amended to read as follows:

          "3.2 Documents to be Delivered.  To effect the Merger described in
               -------------------------
Section 2.1 and the conversion of the securities described in Section 2.5 hereof, Seller, Buyer and the Company shall, on the Closing Date, deliver the following:

          (a) Seller shall deliver to Buyer, for surrender to and cancellation by the Company, the certificate representing the Stock, free and clear of any Encumbrances of any nature whatsoever and duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

          (b) The Company shall issue and deliver to Buyer a certificate representing 51,000 shares of common stock, par value $1,000 per share, of the Company (which shall constitute all of the Company's outstanding capital stock immediately following the Merger), and Buyer shall immediately upon such issuance deliver such certificate to Seller, together with stock powers duly executed in blank, as collateral for the Seller Note.

          (c) Seller and Buyer shall each deliver all documents required to be delivered pursuant to Articles VII and VIII.

          (d) The Company shall deliver to Seller the Merger Consideration (including the Seller Note) as provided in Section 2.5.

          (e) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer (except as provided in Section 7.10). All instruments and documents executed and delivered to Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller.

          (f) Seller shall deliver to Buyer all Books and Records, to the extent reasonably separable (including by duplication and/or reasonable redaction) from the books and records of Seller concerning operations of Seller other than the Business; provided that all Books and Records located at the Facilities on the Closing Date shall be deemed to have been so delivered.

          (g) Seller and Buyer shall execute and deliver to each other the Environmental Indemnification Agreement in the form attached as Exhibit B hereto."

          5.   Amendment of Section 3.3(a).  Section 3.3(a) of the Agreement is
               ---------------------------
hereby amended to insert a new fifth sentence which shall read as follows:

          "Seller shall have the right to review and approve any required attachments to the Form 8023, and Buyer shall not file the Form 8023 with the IRS until Seller has reviewed and approved such attachments as being in compliance with the provisions of this Section 3.3."

          6.   Amendment of Section 4.3.  The first sentence of Section 4.3 of
               ------------------------
the Agreement is hereby amended to read as follows:

          "The Company has authorized 100,000 shares of Common Stock, $1,000 par value per share, 51,000 shares of which are issued and outstanding."

          7.   Amendment of Section 4.20(a).  Section 4.20(a) of the Agreement
               ----------------------------
is hereby amended to delete subsection 4.20(a)(ix) in its entirety.

          8.   Amendment of Section 5.2.  The last two sentences of Section 5.2
               ------------------------
of the Agreement are hereby amended to read as follows:

          "Buyer has all necessary corporate power and authority to guarantee the Seller Note, and has taken all necessary corporate action to consummate the transactions contemplated thereby and to perform its obligations thereunder. The guarantee of the Seller Note, when executed and delivered by Buyer, will be the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms."

          9.   Amendment of Section 5.3.  Section 5.3 of the Agreement is hereby
               ------------------------
amended to read as follows:

          "No material consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer or TPG in connection with the execution, delivery and performance of this Agreement or the guarantee of the Seller Note and the consummation of the transactions contemplated hereby or thereby other than the filings required under the HSR Act."

          10.  Amendment of Section 5.4.  The second sentence of Section 5.4 of
               ------------------------
the Agreement is hereby amended to read as follows:

          "In no event shall Seller or its affiliates have any liability for any such fees and payments, including fees and payments payable to the entities set forth on Schedule 5.4."

          11.  Amendment of Section 5.5.  Section 5.5 of the Agreement is hereby
               ------------------------
amended to read as follows:

          "Neither the execution and delivery of this Agreement or the guarantee of the Seller Note nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or the Certificate of Limited Partnership or Agreement of Limited Partnership of TPG, (b) a breach of, or default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer or TPG is a party, which breach or default would have a material adverse effect on the business or financial condition of Buyer or TPG or their respective ability to consummate the transactions contemplated hereby, or (c) assuming the filings required under the HSR Act are made and the applicable waiting period shall have expired or been earlier terminated, a violation by Buyer or TPG of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or TPG or their respective ability to consummate the transactions contemplated hereby."

          12.  Amendment of Section 5.6.  The first two sentences of Section 5.6
               ------------------------
of the Agreement are hereby amended to read as follows:

          "Immediately following the Closing, the Company will have a capitalization substantially as set forth in Schedule 5.6(a). Upon the Company's receipt of its permanent financing with respect to the Merger and repayment of all amounts due under the Seller Note, the Company will have a capitalization substantially as set forth in Schedule 5.6(b)."

          13.  Addition of Section 5.8.  A new Section 5.8 is hereby added to
               -----------------------
the Agreement to read as follows:

          "5.8 Authority of Merger Sub.  Merger Sub is a corporation, duly
               -----------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and to own and lease its properties. Merger Sub has all necessary corporate power and authority to enter into this Agreement, and has taken all necessary corporate action to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Merger Sub and is a legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity). No material consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Merger Sub in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Merger Sub, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Merger Sub is a party, which breach or default would have a material adverse effect on the business or financial condition of Merger Sub or its ability to consummate the transactions contemplated hereby, or (c) a violation by Merger Sub of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Merger Sub or its ability to consummate the transactions contemplated hereby."

          14.  Addition of Section 5.9.   A new Section 5.9 is hereby added to
               -----------------------
the Agreement to read as follows:

          "Upon the Closing and until the prepayment of the Seller Note in full, the capitalization of Buyer shall be as set forth in Exhibit F attached hereto. The holders of the Bridge Note and Series A Preferred Stock to be issued by Buyer at Closing (as reflected on Exhibit F) will be TPG Partners, L.P., and TPG Parallel I, L.P. The holders of the Common Stock will be TPG Partners, L.P., TPG Parallel I, L.P., E. Michael Moone, C. Richard Lemon, David I. Freed and George Vare. The Bridge Note will be executed in the form attached hereto as Exhibit G."

          15.  Amendment of Section 6.2(c).  Section 6.2(c) of the Agreement is
               ---------------------------
hereby amended to read as follows:

          "(c) pay, or incur any obligation to pay, any dividend on its capital stock (other than cash dividends paid prior to the Closing Date, except that, from December 26, 1995 to the Closing Date, Seller shall not cause the payment of any cash dividends that would cause the Company to hold less than $5 million in cash as of the Closing Date; it being understood that Seller is not making any representation regarding the amount of cash held by the Company as of the Closing) or make or incur any obligation to make any distribution or redemption with respect to capital stock";

          16.  Confirmation of Release under Section 6.4(a).  For purposes of
               --------------------------------------------
the third sentence of Section 6.4(a), Seller confirms that it has received a satisfactory release of it or its affiliates' obligations under leases of barrels, vehicles, computers and other equipment on or prior to Closing.

          17.  Amendment of Section 6.10.  Section 6.10 of the Agreement is
               -------------------------
hereby amended to read as follows:

          "Prior to the Closing Date, Seller and Buyer shall cause First American Title Insurance Company to deliver to Buyer CLTA owners' policies of title insurance insuring that the Company or its Subsidiaries are vested with fee title to the Fee Owned Properties (with the insured amount equal to the mutually-agreed upon fair market value thereof) and containing a `street access' endorsement for all such properties (other than the property located in Napa County, California identified as the De Carle property on Schedule 4.6 hereto) and containing exceptions only for Permitted Encumbrances. Seller and Buyer shall share equally the cost of the premiums for such policies."

          18.  Addition of Section 6.11.  A new Section 6.11 is hereby added to
               -------------------------
the Agreement to read as follows:

          "6.11  Release of Seller and its Affiliates under Knoxville Lease.
                 ----------------------------------------------------------
Notwithstanding anything to the contrary contained in Section 6.4 of the Agreement, the parties agree that, on or prior to 2:00 p.m. PST on January 16, 1996, Buyer and the Company shall either (i) obtain the unconditional release of Seller and all of its affiliates from the guaranty of the Knoxville Lease executed (and from time to time extended) by The Nestle Company, Inc. and its successors (the "Gamble Guaranty"), by delivering to Seller a document, executed by the lessor under such lease, which contains language in substantially the form set forth in Exhibit E hereto, with only such changes as may be approved by Seller in its reasonable discretion (the "Gamble Release") or (ii) deliver to Seller a multiple-draw, irrevocable standby letter of credit, renewable annually in favor of Seller and its affiliates in form and substance reasonably satisfactory to Seller in its reasonable discretion, and issued by a banking institution satisfactory to Seller (the "Issuing Bank"), which letter of credit shall secure the performance by Buyer and the Company of all of their obligations set forth in Section 6.12 below (the "Lease Letter of Credit"). In the event the Issuing Bank gives Seller notice that it will not renew the Lease Letter of Credit, Buyer and the Company shall provide Seller with a replacement letter of credit acceptable under the criteria set forth in this Section 6.11, and if Seller is not provided with such a replacement, Seller may draw down on the Lease Letter of Credit, provided that in the event that Buyer and the Company subsequently provide to Seller a replacement letter of credit acceptable under the criteria set forth in this Section 6.11, Seller shall be obligated to, at the request of Buyer, return to Buyer the funds drawn upon the prior letter of credit, or Buyer may elect to reduce the amount of the replacement letter of credit by the amount of funds so drawn. The Lease Letter of Credit shall permit Seller to make draws thereon by requiring Seller only to deliver to the Issuing Bank an officer's certificate of Seller certifying that (i) Buyer or the Company have failed to perform their obligations set forth in Section 6.12 below or (ii) Buyer and the Company have not provided Seller with the requisite replacement letter of credit under the circumstances described in the preceding sentence. The Lease Letter of Credit shall be in an initial amount not less than $9,600,000 and may be reduced as of any date (the "Measurement Date") to an amount equal to $9,600,000 less the total amount of basic rent paid by the Company under paragraph (3) of the Knoxville Lease (including Additional Annual Net Rent or Supplemental Annual Net Rent as defined therein) from the Closing Date to the Measurement Date, less the total amount of any payments made to Seller by the Issuing Bank under the Lease Letter of Credit for claims resulting from the failure of Buyer or the Company to comply with their obligations under paragraph (3) of the Knoxville Lease; provided that the amount of the Lease Letter of Credit shall never be less than an amount equal to (x) 425 acres minus the number of acres that, from the Closing Date to the Measurement Date, have been replanted by the Company with phylloxera-resistant rootstock, times (y) $20,000 per acre. Seller shall apply any amounts received by Seller under the Lease Letter of Credit to satisfy its obligations under the Gamble Guaranty and for costs and expenses of Seller and its affiliates reasonably related thereto. At the time the Gamble Release is delivered to Seller, the obligations of Buyer and the Company under the Lease Letter of Credit shall terminate and, upon receipt of the Gamble Release, Seller shall return the Lease Letter of Credit to the Company.

          19.  Addition of Section 6.12.  A new Section 6.12 is hereby added to
               ------------------------
the Agreement to read as follows:

          "6.12  Knoxville Lease Indemnification.  The Company agrees to, and
                 -------------------------------
Buyer agrees to cause the Company and its Subsidiaries to, perform all of its obligations under the Knoxville Lease, as the same may be amended from time to time, until such time as Buyer and the Company shall have delivered to Seller the executed Gamble Release. Buyer, the Company, and its Subsidiaries jointly and severally, agree to indemnify and hold harmless Seller and its affiliates from and against all Damages incurred by Seller or its affiliates after the Closing Date (i) as a result of any breach or alleged breach by the Company or its Subsidiaries of its obligations under the Knoxville Lease occurring on or after the Closing Date, or (ii) arising under the Gamble Guaranty on or after the Closing Date. The Company further agrees that it will not enter into any amendment to the Knoxville Lease without obtaining from the lessor thereunder an executed Gamble Release in form and substance satisfactory to Seller. The indemnification set forth in this Section 6.12 shall be subject to all of the provisions of Article XI hereof, except that such indemnification shall not be subject to any of the limitations set forth in Section 11.9 hereof, and provided that the obligations set forth in this Section 6.12 shall not terminate until Seller and its affiliates have been unconditionally released from all obligations under the Gamble Guaranty in accordance with Exhibit E and all applicable statutes of limitations with respect to any claims which may be brought against Seller or its affiliates thereunder have expired.

          20.    Addition of Section 6.13. A new Section 6.13 is hereby added to
                 ------------------------
the Agreement to read as follows:

          "6.13  Payment of Travel Charges.  The Company agrees to pay directly
                 -------------------------
to the credit provider the full amount of all invoices forwarded to the Company by Seller, or otherwise received by the Company, for travel charges and expenses of Company employees incurred prior to the Closing Date, promptly upon their receipt, at any time up to 60 days following the Closing. Such amounts shall be considered as current liabilities to be reflected on the Statement of Net Working Capital.

          21.    Addition of Section 6.14. A new Section 6.14 is hereby added to
                 ------------------------
the Agreement to read as follows:

          "6.14  Clearance of Title Defects.  Seller agrees that, from and after
                 --------------------------
the Closing Date, and until April 15, 1996, if and to the extent requested by Buyer based upon requirements imposed upon Buyer or the Company by their lenders, Seller shall use its commercially reasonable efforts to assist Buyer and the Company in removing or clearing any exceptions to, or other defects in, title to the Fee Owned Property; provided, however, that Seller shall not be obligated to incur any out-of-pocket costs and expenses (including without limitation attorneys' fees) associated with such removal or clearance of exceptions and defects."

          22.    Amendment of Section 7.10.  Section 7.10 of the Agreement is
                 -------------------------
hereby amended to read as follows:

          "7.10  Seller Note and Collateral Documents.  The Company shall have
                 ------------------------------------
executed and delivered to Seller the Seller Note, and Buyer shall have executed and delivered to Seller a guarantee of the Company's obligations under the Seller Note, each of which shall be in form and substance satisfactory to Seller and its counsel. Buyer and the Company additionally shall have executed and delivered to Seller (and, where applicable, caused to be filed or recorded) such collateral documents and instruments in form and substance satisfactory to Seller and its counsel which give Seller valid and perfected first priority security interests in such real or personal property collateral as Seller in its sole discretion deems necessary or appropriate, including without limitation:
(i) the outstanding common stock of the Company owned by Buyer following the Merger, (ii) all of the outstanding capital stock of the Subsidiaries, and (iii) all personal property, tangible or intangible, of Buyer or the Company. The Company additionally shall have executed, delivered and recorded with applicable recording offices instruments in form and substance satisfactory to Seller and its counsel which reflect the grant of either a deed of trust or a negative pledge with respect to all of the Fee Owned Property. Buyer shall have delivered to Seller (i) all certificates evidencing the pledged stock of the Company endorsed in blank, (ii) an opinion of counsel, which shall be a firm of national standing, dated as of the Closing Date, in form and substance reasonably acceptable to Seller, addressing the enforceability of the foregoing documents and instruments, the validity and perfection of the security interests created thereby, and such other matters as Seller's counsel reasonably may request, (iii) a Subordination Agreement dated as of the Closing Date rendering any indebtedness of Buyer or the Company to TPG and its affiliates subordinate in right of payment to the prior payment in full of all obligations of Buyer or the Company under the Seller Financing Documents, and (iv) a Financial Condition Certificate dated the Closing Date (which shall be executed by the chief financial officer of the Company) demonstrating that the fair salable value of the assets of the Company on a consolidated basis will exceed the probable liability on its debts, that the Company will be able to pay its debts as they mature and that the Company will not have unreasonably small capital to conduct its business. Seller shall have received such opinions of value, other appropriate factual information and expert advice supporting the conclusions reached in such letter as Seller may reasonably request, all in form and substance satisfactory to Seller. The documents and instruments described in this Section 7.10 (such documents and instruments, except for the opinion of counsel and the Financial Condition Certificate, are hereinafter referred to as the "Seller Financing Documents"), shall contain all provisions determined by Seller to be necessary for the protection of its rights as a first priority secured creditor."

          23.  Amendment of Section 10.3(b).  Section 10.3(b) of the Agreement
               ----------------------------
is hereby amended to read as follows:

          "(b) Retirement Plan and Savings Plan.  The Closing Date shall be the
               --------------------------------
date of "termination of employment" of each Wine World Employee under the Retirement Plan for all purposes, including eligibility for the commencement of benefits, and shall also be the date of "termination of employment" of each Wine World Employee under the Savings Plan for all purposes except for eligibility to commence receipt of benefits. No Wine World Employee shall accrue additional benefits, or receive additional contributions or allocations, under any of such plans as a result of employment with the Company or any Subsidiary after the Closing Date.

          Within one week after the Closing Date, but effective as of the Closing Date, Buyer shall cause the Company to adopt and maintain a defined contribution plan (the "Buyer's Plan") intended to be qualified under Sections 401(a) and 401(k) of the Code. The Buyer's Plan shall cover all Wine World Employees who participate in the Savings Plan immediately prior to the Closing Date (the "Savings Plan Participants"). The Buyer's Plan shall be substantially similar to the Savings Plan, have features concerning the timing and method of distributions such that a mandatory transfer from the Savings Plan to the Buyer's Plan of account balances attributable to the Savings Plan Participants will not cause a violation of Section 411(d)(6) of the Code, and credit the Savings Plan Participants with all of their years of service with the Company and other members of Seller's Controlled Group for all purposes under Buyer's
Plan.   The Buyer's Plan shall include a matching employer contribution no less favorable to employees than the employer contribution contained in the Savings Plan (which employer matching contribution shall be maintained in effect for at least one year after the Closing Date). Within two months after the Closing Date, Buyer shall submit the Buyer's Plan to the IRS for a favorable determination that the Buyer's Plan is qualified under Sections 401(a) and 401(k) of the Code.

          As soon as practicable after the Closing Date (but not later than January 31, 1996), Seller shall cause the assets and liabilities of the Savings Plan attributable to the account of each Savings Plan Participant or the beneficiaries or alternate payee(s) of each Savings Plan Participant (including any outstanding loans of each Savings Plan Participant and the promissory notes relating to such loans) to be transferred by the trustee of the Savings Plan to the trustee of the Buyer's Plan, which Buyer shall cause to accept the transfer. The parties shall use their best efforts to cause the transfer to occur on or before January 10, 1996. Seller shall cause any appropriate amendments to be made to the Savings Plan, including an amendment that provides for 100% vesting of the accounts of each Savings Plan Participant, and Buyer shall cause any appropriate provisions to be included in the Buyer's Plan, which are necessary to carry out the provisions of this Section 10.3(b) with respect to such respective plans. The obligations of Seller and Buyer to effectuate the transfer described in this Section 10.3(b) shall be conditioned on receiving evidence reasonably satisfactory to Seller or Buyer, as appropriate, that such transfer will not adversely affect the qualified status of the Savings Plan or the Buyer's Plan under Sections 401(a) or 401(k) of the Code. During the period between the Closing Date and the transfer of account balances described in this paragraph, Buyer shall cause the Company and its Subsidiaries to, by payroll deduction, withhold any required payments on any loans from the Savings Plan to the Savings Plan Participants and shall forward such payments to the Savings Plan without delay. Seller shall provide Buyer with a list of such required payments from time to time."

          24.  Notices.  All notices to be given under the Agreement to the
               -------
Company after the Effective Date shall be given in the manner prescribed by
Section 12.3 of the Agreement, except that the addressee of such notice shall be:

                    Walter T. Klenz
                    President
                    Wine World Estates Company
                    P.O. Box 111
                    St. Helena, California  94574

with a copy to:     James J. O'Brien
                    Texas Pacific Group
                    201 Main Street, No. 2420
                    Fort Worth, Texas  76102

                    James G. Coulter
                    Texas Pacific Group
                    600 California Street, Suite 1850
                    San Francisco, California  94108

                    Gregg Vignos, Esq.
                    Pillsbury, Madison & Sutro
                    225 Bush Street
                    San Francisco, California  94104


          25.  Schedules.  Schedules 4.1, 4.4, 4.6, 4.9(a), the section of
               ---------
4.9(d) entitled Wine World California Licenses/Permits, 4.9(g), 4.23, 5.4 and
5.6 of the Agreement are hereby deleted and the attached Schedules 4.1, 4.4, 4.6, the sections of 4.9(d) entitled Wine World California Licenses/Permits and Wine World List of Water Rights, Licenses and Permits, 4.9(g), Schedules 4.5 and 4.9(c)(5) are amended to add the items set forth on the attached Addition thereto, 4.23, 5.4 and 5.6 are hereby substituted in their place and incorporated herein by reference. Schedule 4.14 is hereby amended to delete items 5 and 8. Schedule 4.19 is hereby amended to delete the Centanni mark (Reg. No. 1533533) and the Chateau Souverain mark (Reg. No. 1470886) from the list of registered trademarks attached to Schedule 4.19. Schedule 4.20 is hereby amended to add a reference to Steve Brown's deferred compensation under the Sunmark benefit plan as set forth on the attached copy of page 3 of Schedule 4.20.

          26.  Exhibits.  Exhibit A (Form of Seller Note) to the Agreement is
               --------
hereby deleted and the attached Exhibit A (Form of Seller Note) is hereby substituted in its place and incorporated herein by reference. Exhibit B (Environmental Indemnification Agreement) to the Agreement is hereby deleted and the attached Exhibit B (Environmental Indemnification Agreement) is hereby substituted in its place and incorporated herein by reference. Exhibit C (Form of Opinion of Buyer's Counsel) to the Agreement is hereby deleted and the attached Exhibit C (Form of Opinion of Buyer's Counsel) is hereby substituted in its place and incorporated herein by reference. Paragraph (d) of Exhibit D (Form of Opinion of Seller's Counsel) to the Agreement is hereby amended to read as follows:

          "The Company's authorized capital stock consists of 100,000 shares of Common Stock, $1000 par value per share, of which 51,000 shares are issued and outstanding immediately prior to the Effective Date. All of the Company's shares of Common Stock outstanding immediately prior to the Effective Date have been duly authorized and validly issued and are fully paid and nonassessable.
To the best knowledge of such counsel, Seller has marketable title to all of the outstanding shares of Common Stock of the Company free and clear of all Encumbrances. Upon the filing of the certificate of merger referred to in
Section 2.3 of the Agreement with the Secretary of State of Delaware, the Merger will become effective in accordance with the Agreement and the GCL, and each outstanding share of Common Stock of the Company will be cancelled and extinguished and be converted into the right to receive, in the aggregate, the Merger Consideration and each outstanding share of common stock of Merger Sub will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation."

          A new Exhibit E (Release), Exhibit F (Buyer Ownership Structure) and Exhibit G (Bridge Note) in the forms attached hereto are hereby added to the Agreement and incorporated herein by reference.

          27.  Terms and Conditions.  Except as specifically modified herein,
               --------------------
all other terms and conditions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties as of the day first above written.

"SELLER":                       NESTLE HOLDINGS, INC.


                                By:  /s/ Peter D. Argentine
                                     ------------------------------------------
                                Name:   Peter D. Argentine
                                Title:  Senior Vice President -
                                        Planning and Development


"WINE WORLD" or the "COMPANY":  WINE WORLD ESTATES COMPANY


                                By:  /s/ Walter T. Klenz
                                     ------------------------------------------
                                Name:   Walter T. Klenz
                                Title:  President


"BUYER":                        SILVERADO PARTNERS ACQUISITION CORP.


                                By:  /s/ David I. Freed
                                     ------------------------------------------
                                Name:  David I. Freed
                                Title: Vice President

"MERGER SUB":                   WINE ACQUISITION CORPORATION


                                By:  /s/ Justin T. Chang
                                     ------------------------------------------
                                Name:  Justin T. Chang
                                Title: Vice President


"TPG":                          TPG PARTNERS, L.P.

                                By:  TPG GenPar, L.P.
                                Its General Partner

                                        By:  TPG Advisors, Inc.
                                        Its General Partner


                                By:  /s/ Justin T. Chang
                                     ------------------------------------------
                                        Name:  Justin T. Chang
                                        Title: Vice President

                                   EXHIBIT C

                      FORM OF OPINION OF BUYER'S COUNSEL


          1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and all requisite corporate action has been taken by the Board of Directors of Buyer to authorize the execution, delivery and performance of this Agreement by Buyer;

          2. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity);

          3. The Seller Note has been duly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity);

          4. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will (i) violate the Certificate of Incorporation or Bylaws of Buyer, (ii) violate any federal or state statute, rule or regulation applicable to Buyer; or (iii) to the knowledge of such counsel, violate any judgment, decree, injunction, writ or order applicable to Buyer; and

          5. Neither the execution and delivery of the Seller Note by the Company nor the performance thereof will (i) violate the Certificate of Incorporation or Bylaws of the Company, (ii) violate any federal or state statute, rule or regulation applicable to the Company; or (iii) to the knowledge of such counsel, violate any judgment, decree, injunction, writ or order applicable to the Company; and

          6. No authorization, consent, order, permit or approval of, or filing with, any United States federal or state governmental body is necessary, under any statute or rule known to such counsel, for the consummation by Buyer of the transactions contemplated on its part hereby, other than filings under the HSR Act, or for the performance by the Company of its obligations under the Seller Note.

                                   EXHIBIT E

                                    RELEASE


Lessor hereby releases and discharges Nestle Food Company and its predecessors, successors and affiliates (collectively, "Nestle") from any and all liabilities or obligations, past or present, known or unknown, accrued or not accrued, fixed or contingent, arising under (i) the Lease dated October 1, 1972 between Launce
E. Gamble and George F. Gamble, as lessor, and Premium Wines Inc., as lessee, as such lease has been amended from time to time, or (ii) the Guaranty originally executed by The Nestle Company, Inc. on September 15, 1972, as extended and reaffirmed from time to time thereafter, with respect to the foregoing Lease. Lessor agrees that the foregoing Guaranty henceforth shall be terminated and be of no further force or effect, and that no claim may be brought against Nestle under such Guaranty at any time, regardless of when any such claim may have arisen or been incurred.

                                   EXHIBIT G

          "THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED AS OF JANUARY 1, 1996 BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF NESTLE HOLDINGS, INC."

                         SUBORDINATED PROMISSORY NOTE
                                 (Bridge Note)


                                          January 1, 1996


$________________

          FOR VALUE RECEIVED, Silverado Partners Acquisition Corp., a California corporation (the "Payor"), hereby promises to pay on demand after the later of
(i) January 30, 1996 or (ii) the payment in full of the Seller Note (as such term is defined in the Subordination Agreement referred to above) to ______________________ ("Payee"), at _______________________, or at such other place as may be designated from time to time in writing by Payee, in lawful money of the United States, the principal sum of ______________________ ($___________). This Note shall bear interest at the lower of 10% per annum or the maximum rate of interest permitted by law, if 10% per annum exceeds the maximum rate of interest permitted by law, payable at maturity. Interest shall accrue daily.

          Subject to the terms of the Subordination Agreement, this Note may be prepaid at the option of Payor, in full or in part, at any time and from time to time without premium or penalty. All payments and pre-payments shall be allocated first to accrued but unpaid interest and then to principal.

          If this Note is not paid in accordance with its terms and is placed in the hands of an attorney for collection, or if suit be instituted hereon, Payor shall pay to Payee, in addition to principal and accrued interest, all costs of collection of the principal and accrued interest, including, without limitation, reasonable attorneys' fees for the enforcement of this Note.

          Payor hereby expressly waives presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note and all other notices of any kind. This Note shall be governed by Texas law.

          IN WITNESS WHEREOF, Payor has caused this Note to be executed on its behalf by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                    SILVERADO PARTNERS ACQUISITION CORP.


                                    By:_________________________________